                                                                 EXHIBIT 10(ii)4


                ________________________________________________



                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                               PCS PRIMECO, L.P.



                          DATED AS OF OCTOBER 20, 1994


                ________________________________________________

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                               PCS PRIMECO, L.P.


   This Partnership Agreement dated as of October 20, 1994, is made between PCSCO Partnership, a Delaware general partnership ("PCSCO") and a direct or indirect wholly-owned partnership of Bell Atlantic Corporation ("BAC") and NYNEX Corporation ("NYN"), and PCS Nucleus, L.P. a Delaware limited partnership ("PCSN") and a direct or indirect wholly-owned partnership of AirTouch Communications ("ATI") and U S West, Inc. ("USW"), pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act. Each of PCSCO and PCSN shall be both a general partner and a limited partner as set forth herein (collectively, the "Partners").

   In consideration of the mutual agreements hereinafter set forth, the parties agree as follows:


                                   ARTICLE 1.
                                  DEFINITIONS
                                  -----------

   The following terms when used in this Agreement will have the respective meanings set forth below:

   1.1. ACT means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Tit. (S)(S) 17-101 et seq., as from time to time amended.
                   -- ---

   1.2. ADJUSTED CAPITAL ACCOUNT means, with respect to a Partner, an account with a balance (which may be a deficit balance) equal to the balance in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore to the Partnership pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Capital Account such Partner's share of items described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).  The foregoing definition of
                          -  -    -       -
Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently
                                      -
therewith.

   1.3. ADJUSTED CAPITAL ACCOUNT DEFICIT means, with respect to a Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account.

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   1.4.  AFFILIATE of a person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such other person provided, however, that (i) the Partnership shall not be deemed to be an
--------  -------
Affiliate of PCSCO or PCSN or any of their respective Affiliates, (ii) any wireline cable television company in which a Partner and its Affiliates do not have an aggregate ownership interest in excess of 50% shall not be considered an Affiliate of such Partner or any of its Affiliates, and (iii) Cellular Communications, Inc., a Delaware corporation ("CCI"), shall not be considered an Affiliate of ATI until such time, if ever, as ATI shall be entitled to exercise full discretion with respect to voting the shares of common stock of CCI beneficially owned by ATI (other than shares of common stock of CCI beneficially owned by ATI by virtue of its ownership of the Class A Preference Stock of CCI); and PERSON shall mean an individual, a corporation, a limited or an unlimited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. The term CONTROL (including the terms "controlling, "controlled by" and "under common control with") of a person means the possession, direct or indirect of the power to (i) vote 50% or more, or in the case of references to Affiliates in Article 8 hereof, more than 50%, of the voting securities or other voting interests of such person, or (ii) the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such person, whether through the ownership of voting shares, by contract or otherwise. Notwithstanding the foregoing, the parties agree that solely for purposes of this Agreement, Affiliates of PCSCO shall specifically include BAC and NYN and their respective Affiliates, and Affiliates of PCSN shall specifically include ATI and USW and their respective Affiliates. Notwithstanding the foregoing, Upstate Cellular Network shall not be deemed an Affiliate of PCSCO and CMT Partners and New Par shall not be deemed an Affiliate of PCSN, so long as PCSCO or PCSN, respectively, together with their respective Affiliates own an equity interest of not more than 50% in Upstate Cellular Network or CMT Partners and New Par, respectively, and have no greater management authority with respect thereto than they had on the date of this Agreement.

   1.5. AGREED VALUE means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

   (a) The initial Agreed Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset;

   (b) The Agreed Values of all Partnership assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as of

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        the following times:  (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution; (ii) the distribution by the
          -- -------
        Partnership to a Partner of more than a de minimis amount of Partnership
                                                -- -------
        property as consideration for an interest in the Partnership; (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); (iv) the dissolution of the Partnership in
                          -
        accordance with Article 10; and (v) at such other times as the Tax Matters Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2; provided that the adjustments described in clauses (i) and (ii) of this paragraph shall be made only if the Tax Matters Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and provided further that such adjustments shall not be made solely by reason of a contribution to the Partnership by WMC pursuant to Section
        7.5 of the Tomcom Partnership Agreement;

   (c) The Agreed Value of any Partnership asset distributed to any Partner shall be the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution; and

   (d) The Agreed Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 732(d), Code Section 734(b) or Code
        Section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Regulations
        Section 1.704-1(b)(2)(iv)(m); provided, however, that Agreed Values
                                  -
        shall not be adjusted pursuant to this clause (d) to the extent that an adjustment pursuant to clause (b) hereof is made in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

   The Agreed Value of any interest in another partnership held by the Partnership shall be determined as provided above, except that (i) at any time at which such Agreed Value is determined pursuant to clause (a), (b) or (c) above, it shall be increased by the Partnership's share of the liabilities of such other partnership under Code Section 752 at such time and (ii) Agreed Value shall be increased or decreased to reflect subsequent increases or decreases in the Partnership's share of such liabilities or increases in the Partnership's individual liabilities by reason of its assumption of liabilities of such other partnership or decreases in the Partnership's individual

                                     - 3 -
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liabilities by reason of such other partnership's assumption thereof to the same extent and at the same time that it would be so increased or decreased if it were actually the federal income tax basis of the Partnership's interest in such other partnership.

   If the Agreed Value of an asset has been determined or adjusted pursuant to this definition of Agreed Value, such Agreed Value shall thereafter be adjusted by the Depreciation with respect to such asset taken into account in computing Profits and Losses.

   Determinations of gross fair market value for purposes of this definition of Agreed Value shall be made as follows: (i) in situations described in paragraphs (a), (b)(i), (b)(ii) and (c) above by agreement between the Tax Matters Partner and the Partner making the contribution or receiving the distribution as the case may be, provided, however that if the Tax Matters Partner (or any Affiliate of the Tax Matters Partner) is the contributor or the distributee, such determination shall require agreement between the contributor or the distributor and the Executive Committee; and (ii) in other situations by the Executive Committee.

   1.6. AGREEMENT means this Partnership Agreement, as it may be amended or restated from time to time.

   1.7. BID PRICE means the amount of any payment made, or offered to be made, to the FCC or other governmental agency as a condition to or in connection with the application for or award of a PCS License.

   1.8.  BUSINESS PLAN has the meaning set forth in Section 5.1.11.

   1.9. CAPITAL ACCOUNTS mean the capital accounts maintained with respect to Partnership Interests pursuant to Section 4.4.

   1.10. CAPITAL CALL means a request for additional contributions of capital to the Partnership.

   1.11.  CHANGE OF CONTROL has the meaning set forth in Section 10.1.

   1.12. CECO means the Civil Enforcement Consent Order entered by the Decree Court on February 2, 1989.

   1.13. CECO DECREE COMMITTEE means the committee created by USW pursuant to the CECO for the review of USW's business activities.

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   1.14.  CODE means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

   1.15. DECREE COURT means the court having original jurisdiction over MFJ waivers.

   1.16. DEFAULT INTEREST RATE means a rate of interest equal to that which is, at the time of issuance of the debt security, charged on debt of comparable term to maturity to issuers of comparable creditworthiness to the Partnership, plus 3%.

   1.17. DELINQUENT PARTNER with respect to a Capital Call means a Partner who fails to pay its portion of such Capital Call at the time and in the amount required under this Agreement.

   1.18. DEPRECIATION means, for each fiscal year or other relevant period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other relevant period, except that if the Agreed Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be an amount which bears the same ratio to such beginning Agreed Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Agreed Value using any reasonable method selected by the Tax Matters Partner.

   1.19. DESIGNATED ENTITY means a Person qualifying as a designated entity for purposes of the FCC's decision in that certain matter entitled Implementation of
                                                               -----------------
Section 309(j) of the Communications Act - Competitive Bidding, Fifth Report and
--------------------------------------------------------------  ----------------
Order in PP Docket No. 93-253, as modified by subsequent decisions through the
-----
date hereof.

   1.20. DESIGNATED MTAS/BTAS means the MTAs and BTAs designated by the Executive Committee for development of the PCS Business.

   1.21.  DISSOLUTION EVENT has the meaning set forth in Section 10.1.

   1.22. EO means the Enforcement Order entered by the Decree Court on February 15, 1991.

   1.23.  EQUITY INTEREST has the meaning set forth in Section 8.1.

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

   1.24. EVENT OF BANKRUPTCY means, with respect to any Partner or the Partnership, any of the following:

   (a) filing a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code as now or in the future amended) or an admission seeking the relief therein provided;

   (b)  making a general assignment for the benefit of creditors;

   (c) consenting to the appointment of a receiver for all or a substantial part of such person's property;

   (d) in the case of the filing of an involuntary petition in bankruptcy, an entry of an order for relief;

   (e) the entry of a court order appointing a receiver or trustee for all or a substantial part of such Person's property without his consent; or

   (f) the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of such Person's property.

   1.25. EXECUTIVE COMMITTEE means the Executive Committee of the Partnership formed and acting pursuant to Section 5.1.

   1.26. FCC means the United States Federal Communications Commission and any successor thereto that has authority to regulate PCS Licenses and the PCS Business.

   1.27. GAAP means the generally accepted accounting principles in the United States of America in effect from time to time.

   1.28. GENERAL PARTNER means each of PCSCO and PCSN, for as long as each remains a General Partner in accordance with the provisions hereof, in their capacities as general partners of the Partnership, and any person who becomes an additional or substitute General Partner of the Partnership pursuant to the provisions of this Agreement.

   1.29.  HOLDING COMPANY has the meaning set forth in Section 8.1.

   1.30. LIMITED PARTNER means each of PCSCO and PCSN, in their capacities as limited partners of the Partnership, and any person who becomes an additional Limited Partner of the Partnership pursuant to the provisions of this Agreement.

   1.31.  LIQUIDATING PARTNER has the meaning set forth in Section 10.3.

   1.32.  MFJ has the meaning set forth in Section 11.10.

   1.33. MFJ COMPLIANCE COMMITTEE means the committee created by USW pursuant to the EO for the review of USW's business practices.

   1.34. MFJ RESTRICTED ACTIVITY means an activity or business the undertaking of which by the Partnership would cause the Partnership, or any Partner, to be in violation of the MFJ.

   1.35. MTA means a Major Trading Area and BTA means a Basic Trading Area, each as defined in FCC Rules at 47 C.F.R. (S) 24.202.

   1.36. NET OPERATING AVAILABLE CASH means at the time of determination, (a) all cash and cash equivalents on hand in the Partnership, less (b) the
                                                          ----
Forecast Cash Requirement, if any, of the Partnership, as determined by the Partnership Committee in a manner consistent with the then-current Business Plan. For purposes of this definition, FORECAST CASH REQUIREMENTS means, for the twelve-month period following the date of determination, the excess, if any, of
(a) forecast capital expenditures, capital contributions to other entities and other investments, acquisitions, cash contributions to other entities and other investments, acquisitions, cash income tax payments and debt service (including principal and interest) requirements and other non-cash credits to income, plus
                                                                           ----
forecast cash reserves for future operations or other requirements, over (b)
                                                                    ----
forecast net income of the Partnership, plus the sum of forecast depreciation,
                                        ----
amortization, interest expenses, income tax expenses and other non-cash charges to income, in each case to the extent deducted in determining such net income, plus or minus forecast changes in working capital, plus the forecast cash
----    -----                                      ----
proceeds of dispositions of assets (net of expenses), plus an amount equal to
                                                      ----
the forecast net proceeds of debt financings.

   1.37. NONDEDUCTIBLE EXPENDITURE has the meaning specified under the definition of Profits below.

   1.38.  NONDELINQUENT PARTNER means any Partner who is not a Delinquent
Partner.

   1.39. NONRECOURSE DEDUCTIONS has the meaning set forth in Regulations Section 1.704-2(b)(1). The amount and items of Nonrecourse Deductions shall be determined in accordance with Regulations Sections 1.704-2(c) and 1.704-2(j)(1).

   1.40.  ORGANIZATIONAL EXPENSES means organizational expenses as defined under
Section 709 of the Code.

   1.41. PARTNER means each of PCSCO and PCSN and any other Person admitted as a Partner pursuant to the terms of this Agreement.

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

   1.42. PARTNER NONRECOURSE DEBT MINIMUM GAIN has the meaning set forth in Regulations Section 1.704-2(i).

   1.43.  PARTNER NONRECOURSE DEBT has the meaning set forth in Regulations
Section 1.704-2(b)(4).

   1.44. PARTNER NONRECOURSE DEDUCTIONS has the meaning set forth in Regulations Section 1.704-2(i).

   1.45.  PARTNER NOTE has the meaning set forth in Section 4.4 hereof.

   1.46. PARTNER PARENT means (i) with respect to Cellco, BAC and NYN and (ii) with respect to WMC, ATI and USW, and their respective successors and assigns, whether by means of merger, spinoff or otherwise.

   1.47. PARTNERSHIP means the partnership established pursuant to this Agreement.

   1.48. PARTNERSHIP INTEREST means the entire ownership interest of a Partner in the Partnership.

   1.49. PARTNERSHIP MINIMUM GAIN has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

   1.50. PCS BUSINESS means the provision of broadband personal communications services as contemplated by Subpart E of Part 24 of the FCC's rules, pursuant to one or more PCS Licenses.

   1.51. PCS LICENSE means any license issued by the FCC pursuant to Subpart E of Part 24 of the FCC's rules. A 10 MHZ PCS LICENSE shall mean a PCS License with respect to no more than 10 MHz.

   1.52. PERCENTAGE INTEREST means initially, with respect to any Partner, the Percentage Interest ascribed to such Partner in Section 4.1 hereof. If an event described in clause (b)(i) or (ii) of the definition of Agreed Value occurs, the Percentage Interests shall be recalculated such that the Percentage Interest of each Partner shall be equal to the ratio of such Partner's Specified Account Value to the aggregate Specified Account Value of all of the Partners, such Specified Account Values to be determined after giving effect to the event or circumstance giving rise to the recalculation and all contributions, distributions, and allocations for all periods ending on or prior to the date of recalculation; provided that if any Partner's Specified Account Value is zero or less, the Percentage Interests shall be recalculated by the Executive Committee based upon the relative economic interests of the Partners immediately after such event. In the event of any transfer of an interest by a Partner in accordance with the provisions of this Agreement, the

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transferee of such interest shall succeed to the Percentage Interest of his transferor to the extent it relates to the transferred interest. If a Partner is both a General Partner and a Limited Partner, all adjustments of Percentage Interests of such Partner shall be made to both the General Partner Percentage Interests and the Limited Partner Percentage Interests pro rata in proportion to
                                                       --- ----
such interests.

   1.53. PROFITS and LOSSES means, for each fiscal year or other relevant period, an amount equal to the Partnership's taxable income or loss for such year or other relevant period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

   (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

   (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) (NONDEDUCTIBLE
                                                          -
        EXPENDITURES), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

   (c) If the Agreed Value of any Partnership asset is adjusted pursuant to clause (b) or clause (c) of the definition of Agreed Value hereunder, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

   (d) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;

   (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other relevant period;

   (f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section

        1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital
                          -  -
        Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

   (g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.2 or Section 6.3 hereof shall not be taken into account in computing Profits or Losses.

   1.54. REGULATIONS means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

   1.55. SPECIFIED ACCOUNT VALUE means with respect to any Partner at any given time, its Capital Account balance at such time, as such Account would be increased if all Partner Notes were paid in full immediately prior to such determination; as reduced by the unamortized amount of Organizational Expenses contributed by that Partner; and reduced by any amount contributed to the Partnership by WMC pursuant to Section 7.5 of the Tomcom Partnership Agreement.

   1.56. TAX MATTERS PARTNER has the meaning set forth in Section 6231 of the Code.

   1.57. TAXES shall mean federal, state, local or foreign income, capital gains, profits, gross receipts, payroll, capital stock, franchise, employment, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, mining, value added, investment credit recapture, alternative or add-on minimum, severance, environmental, estimated or other taxes, duties or assessments of any kind, including any interest, penalty, and additions imposed with respect to such amounts.

   1.58. TOMCOM PARTNERSHIP AGREEMENT means the Tomcom L.P. Agreement of Limited Partnership, of even date herewith, between Cellco Partnership (CELLCO) and WMC Partners, L.P. (WMC), without regard to any amendments thereto except those approved by the Executive Committee.

   1.59.  TRANSFER has the meaning set forth in Section 8.1.

   1.60. WHOLLY OWNED AFFILIATE means as to any Person, an Affiliate all of the equity interests of which are owned, directly or indirectly, by a Partner, by another Wholly Owned Affiliate, or by one or both of the Partner Parents thereof.


                                   ARTICLE 2.
                                  ORGANIZATION
                                  ------------

   2.1.  Formation.  The Partners agree to, and hereby do, form a limited
         ---------
partnership pursuant to the provisions of the Act. The Partnership Interests of the Partners in the Partnership, and the rights and obligations of the Partners with respect thereto, are subject to all of the terms and conditions of the Act, except as otherwise expressly set forth in this Agreement.

    2.2.  Name.  The business of the Partnership shall be carried on under the
          ----
name of PCS PRIMECO, L.P. or under such other name as the Partners may from time to time designate. Such name shall be the exclusive property of the Partnership, and no Partner shall have any right to use, and each Partner agrees not to use, such name other than on behalf of the Partnership except, as may be permitted from time to time by the Executive Committee.

   2.3.  Purpose.  The purpose of the Partnership is to undertake the following
         -------
activities:

   (a) To acquire, hold title to and maintain PCS Licenses and to acquire PCS Businesses in Designated MTAs/BTAs, and potentially in other areas, in accordance with the eligibility and other requirements of FCC rules, directly and by acquisition of equity interests in entities (including Designated Entities) engaged in the PCS Business;

   (b) To develop and coordinate the process by which the Partnership shall submit bids in the name of the Partnership to the FCC in respect of the auction of PCS Licenses;

   (c) If the Partnership acquires one or more PCS Licenses or PCS Businesses, to design, build, own and operate a PCS network in such manner as the Partnership may deem appropriate from time to time, which may include, without limitation, through management contracts and other relationships; and

   (d) To engage in any and all acts necessary, advisable, appropriate or incidental to any of the foregoing that may lawfully be conducted by a limited partnership organized under the Act.

   2.4.  Place of Business.  The Partnership's principal place of business will
         -----------------
be at such location as the Executive Committee may from time to time designate. The Partnership may have such other or additional places of business or headquarters within or outside the State of Delaware as the Executive Committee may from time to time designate.

   2.5. Registered Office; Agent for Service of Process. The address of the
        -----------------------------------------------
Partnership's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The agent for service of process at such address for the Partnership in the State of Delaware is The Corporation Trust Company. Agents for service of process of the Partnership may be changed by the Executive Committee.

   2.6.  Term.  The term of the Partnership shall commence on the date the
         ----
Certificate of Limited Partnership of the Partnership is filed in the office of the Secretary of State of the State of Delaware, and shall continue through the 99th anniversary thereof, unless earlier dissolved pursuant to Article 10.

   2.7.  Partition.  No Partner, nor any successor-in-interest to such Partner,
         ---------
shall have the right, while this Agreement remains in effect, to have the property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership partitioned, and each Partner, on behalf of itself and its successors, representatives and assigns, hereby waives any such right.

   2.8.  Capacity of the Partners.  No Partner shall have any authority to act
         ------------------------
for, or to assume any obligation or responsibility on behalf of, any other Partner or the Partnership, except as expressly provided in this Agreement or as authorized by the Executive Committee.

   2.9.  Qualification in Other Jurisdictions.  The General Partners shall cause
         ------------------------------------
the Partnership to be qualified, formed, or registered under assumed or fictitious name statues or similar laws in any jurisdiction in which the Partnership owns property or engages in activities if such qualification, formation or registration is necessary to permit the Partnership lawfully to own property and engage in the Partnership's business or transact business. The General Partners shall execute, file and publish all such certificates, notices, statements or other instruments necessary to permit the Partnership to engage in the Partnership's business as a limited partnership in all jurisdictions where the Partnership elects to engage in or do business.

   2.10.  Relationship with International Affiliates.  Intellectual property
          ------------------------------------------
(other than trade names or trademarks developed by the Partnership) shall be made available on an arm's length basis to Affiliates of the Partners having international operations.


                                   ARTICLE 3.
                  OUTSIDE ACTIVITIES; ACQUISITION OF LICENSES
                  -------------------------------------------

   3.1.  Non-10 MHz PCS Licenses.
         -----------------------

   (a) No Partner nor any of its Affiliates shall bid, in the FCC auctions for PCS Licenses, on any PCS License to use more than 10 MHz in any license area except through the Partnership. If either (i) the Partnership has not determined to bid on one or more specified PCS Licenses to use more than 10 MHz in any license area, or (ii) the Partnership has entered a bid or bids for such License but a third-party bid has been entered which equals or exceeds the maximum amount that the Partnership has determined to bid for such License, then one or more Partners or their Affiliates may require the Partnership to bid for such licenses on their behalf upon the following conditions. In the circumstances described in clause (i), a Partner or its Affiliate may require the Partnership to bid on such License on its behalf only if the representatives of such Partner voted in favor of the Partnership's bidding in such area and, in the circumstances described in clause (ii), a Partner or its Affiliate may require the Partnership to enter a higher bid on its behalf only if the representatives of such Partner voted in favor of the Partnership's bidding at a higher level than the established maximum bid. If the Partnership shall bid on any License on behalf of one or more Partners or their Affiliates in accordance with the foregoing and shall be the winning bidder on such License, then such Partner(s) shall be obligated to fund any required payment by the Partnership for such License, and the Partnership shall immediately transfer to such Partner(s) or their Affiliate(s) such License or the right to receive such License (and all remaining obligations to make payment therefor) and shall duly prosecute all necessary regulatory or other approvals for such transfer; provided, however, that if, during the 30-day period immediately following the FCC auctions for such License, the Partner(s) other than such Partner make an election in writing to have the Partnership acquire such License, the Partnership shall retain such License and shall make all required payments therefor. Following any transfer of a License to a Partner such Partner and its Affiliates shall have the sole right and interest in and to such License. Such Partner or Affiliate shall comply with
        Section 3.1(c).

   (b) If any Partner or any of its Affiliates wishes to acquire any ownership interest in any PCS Business (excluding the acquisition of any license to operate a PCS Business pursuant to one or more 10 MHz PCS Licenses), other than the acquisition of PCS Licenses in the FCC auctions, then such Partner shall first propose to the Partnership that the Partnership make such acquisition, and shall present to the Partnership any opportunity that may have been offered to such Partner or any of such Affiliates to make such acquisition. If the Executive Committee does not approve the making of such acquisition by the Partnership not later than 30 days after the Partner has given notice to the Partnership of the opportunity and the proposed material terms of the acquisition, and if the representatives of such Partner voted in favor of making such acquisition by the Partnership, then such Partner or any of such Affiliates shall be free to make such acquisition on terms no more favorable to the Partner or its Affiliates than those described in the notice to the Partnership, provided (i) that the Partner or its Affiliate enters into a definitive agreement (subject solely to obtaining the requisite regulatory approvals and fulfilling the requisite regulatory waiting periods) with respect thereto within 150 days after the Partner gave notice to the Partnership of the opportunity and (ii) that such Partner complies with Section 3.1(c).

   (c) It shall be a condition to any acquisition by a Partner or its Affiliate of any PCS License (other than a 10 MHz PCS License) or an ownership interest in any PCS Business that such PCS Business shall offer to enter into an affiliation agreement with the Partnership on terms and conditions comparable to those which the Partnership offers to other affiliated PCS Businesses in similar situations (or if no such agreement then exists, such terms and conditions as are approved by the Executive Committee which terms and conditions shall include a "most-favored nation" provision), under which such PCS Business will provide its services to the public as an affiliate of the Partnership's business (an AFFILIATION AGREEMENT). The Partnership may waive compliance with all or any part of this Section 3.1(c) with respect to any transaction by vote of the Executive Committee.

   3.2.  10 MHz PCS Licenses.  No Affiliate shall bid on or acquire, in the FCC
         -------------------
auctions for PCS Licenses or otherwise, any PCS License to use a 10 MHz PCS License, except that an Affiliate that is a landline communications carrier (including, without limitation, a wireline cable television company) may acquire a 10 MHz License for regions located substantially in the service territory of such carrier.

   3.3.  Restrictions on Acquisitions of System Licenses.  The Partners and
         -----------------------------------------------
their Affiliates shall comply with the provisions of Section 7.4 of the Tomcom Partnership Agreement, as if they were parties thereto.

   3.4.  Enforceability and Enforcement.
         ------------------------------

   (a) The Partners acknowledge and agree that the time, scope, geographic area and other provisions of Sections 3.1, 3.2 and 3.3 have been specifically negotiated by sophisticated parties and specifically agree that such time, scope, geographic area, and other provisions are reasonable under the circumstances. The Partners agree that if, despite this express agreement of the Partners, a court should hold any portion of Sections 3.1, 3.2 or 3.3 to be unenforceable for any reason, the maximum restrictions of time, scope and geographic area reasonable under the circumstances, as determined by the court, will be substituted for the restrictions held to be unenforceable.

   (b) Each Partner agrees that the Partnership shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages or posting any bond or other security, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 3.1, 3.2 and 3.3, which rights shall be cumulative and in addition to any other rights or remedies to which the Partnership may be entitled.

   3.5.  Exceptions to Restrictions.  The restrictions set forth in Sections
         --------------------------
3.1, 3.2 and 3.3 on the activities described therein shall not be construed to prohibit the activities of the Partners and their Affiliates of the type described in Section 7.4(c) of the Tomcom Partnership Agreement.

   3.6.  Activities of the Partners.  Except as expressly restricted by this
         --------------------------
Article 3, each Partner and its Affiliates may engage in or hold an interest in other business ventures and activities of any nature, including, without limitation, ventures and activities similar to those of the Partnership, and neither the Partnership nor the other Partners shall, by virtue of this Agreement, have any interest or rights in or to such other ventures or business or any liability or obligation with respect thereto.

   3.7.  Provision of Services to Telephone Companies.  Subject to existing
         --------------------------------------------
partnership agreements and regulatory requirements, the Partnership shall provide to any Affiliate of a Partner which is a landline communications carrier, such services provided by its PCS Business as such Affiliate (whether acting as a wholesaler or a retailer) may request at the lowest rates made available from time to time by the Partnership to other retailers of such services for similar volumes of such services.

   3.8.  Determination of Designated MTAs/BTAs.  On or before December 5, 1994,
         -------------------------------------
the Partners shall designate the Designated MTAs/BTAs for which the Partnership will seek to acquire PCS Licenses, and shall determine the Bid Prices to be bid for, or other acquisition prices to be paid for, such PCS Licenses. If the Partners are unable to agree upon such Designated MTA/BTAs the matter shall be referred for resolution by the chief executive officers of the respective Partner Parents designated by each Partner.


                                   ARTICLE 4.
                    CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
                    ---------------------------------------

   4.1.  Initial Capital Contributions.  Contemporaneously with the execution
         -----------------------------
hereof, each of the Partners have contributed to the capital of the Partnership the cash amount set forth on Schedule I hereto, receipt of which is hereby acknowledged. The Partners and the Partnership agree and acknowledge that immediately after the foregoing contribution, the initial Percentage Interests of the Partners and the initial ratio of the Specified Account Value of a Partner to all Partners shall be in the ratios set forth on Schedule I hereto.

   4.2.  Additional Capital Calls.  Not later than November 18, 1994, each of
         ------------------------
the Partners shall contribute to the capital of the Partnership in proportion to their respective Partnership Interests an amount sufficient to pay all filing and qualification fees to enable the Partnership to bid on the Designated MTAs/BTAs identified pursuant to Section 3.8. Each Partner may contribute to the capital of the Partnership, not necessarily in proportion to their Percentage Interests, an amount sufficient to fund the bids which such Partner may desire to make pursuant to Section 3.1(a) hereof. In addition, upon 30 days prior written notice to the Partners, the Partnership may, from time to time, issue Capital Calls, requiring the Partners to make additional contributions of capital to the Partnership in proportion to their respective Percentage Interests. Capital Calls specifically referred to in any annual budget included in any Business Plan may be made by the chief executive officer of the Partnership. Any Capital Call not so provided for must be approved by the Executive Committee.

   4.3.  Failure to Pay a Capital Call.
         -----------------------------

   (a) If any Partner fails to make payment when due of all or any portion of its share of a Capital Call, the secretary of the Partnership shall give written notice of the failure to such Partner, with a copy to all other Partners. If the Partner fails to pay the amount due within 10 days following receipt of notice, the secretary shall promptly give notice of such failure to the other Partners. At any time within 15 days following receipt of such notice, then, unless the Nondelinquent Partners elect to make capital contributions in accordance with Section 4.3(b) hereof, (i) the amount contributed by each Nondelinquent Partner pursuant to the Capital Call shall be treated as a loan to the Partnership for a term to be specified by such Nondelinquent Partner, bearing interest payable quarterly at the Default Interest Rate and (ii) each Nondelinquent Partner may make an additional loan to the Partnership for a term to be specified by such Non-Delinquent Partner, also bearing interest payable quarterly at the Default Interest Rate, in an amount equal to all or any portion of the unpaid contribution. If two or more Partners desire to provide funds under clause (ii) of the preceding sentence, the total amount of funds provided shall be allocated among such Partners in proportion to their then current relative Percentage Interests or in such other manner as they may agree.

   (b) If Nondelinquent Partners whose Percentage Interests represent more than 50% of the Percentage Interests of all of the Nondelinquent Partners so elect (for purposes of such calculations, any Partner that is an Affiliate of a Delinquent Partner shall be treated as a Delinquent Partner, and all Partners which are Affiliates of each other shall be deemed to be a single Partner), then in lieu of making loans to the Partnership in accordance with Section 4.3(a) hereof, (A) the amount contributed by each Nondelinquent Partner pursuant to the Capital Call shall be treated as a contribution to the capital of the Partnership in exchange for an additional interest in the Partnership and (B) each Nondelinquent Partner may make an additional contribution of capital to the Partnership in exchange for an additional interest in the Partnership in an amount equal to all or any portion of the unpaid contribution. If two or more Partners desire to make capital contributions under clause (B) of the preceding sentence, the total amount of capital to be contributed shall be allocated among such Partners in proportion to their then current relative Percentage Interests or in such other manner as they may agree.

   (c) The amounts contributed pursuant to Section 4.3(b) hereof shall increase the Capital Accounts of the contributing Partners in accordance with the terms of this Agreement. In addition, the Percentage Interests shall be recalculated (and such recalculated Percentage Interests shall thereafter apply for all purposes of this

        Agreement) such that the Percentage Interest of each Partner shall equal the ratio of its Specified Account Value to the aggregate Specified Account Values of all of the Partners calculated as if the amounts contributed pursuant to Section 4.3(b) were 115% of the amounts actually contributed. Once an adjustment is made pursuant to this Section 4.3(c), any future calculations of Percentage Interests in the Partnership shall be calculated on an aggregate basis using the methodology (including the 115% weighing) specified above.

   (d) Any Partner who becomes a Delinquent Partner hereby agrees to cause each of its Affiliated Entities to agree to the terms of this Section 4.3.

   4.4.  Capital Accounts.  The Partnership shall maintain for each Partner a
         ----------------
single Capital Account with respect to the Partner's Partnership Interest in accordance with the regulations issued pursuant to Section 704 of the Code. The Capital Account of each Partner shall be maintained for such Partner in accordance with the following provisions:

   (a) To each Partner's Capital Account there shall be credited the amount of cash and the Agreed Value of any assets contributed to the capital of the Partnership by such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to
        Section 6.2 or Section 6.3 or Section 6.4.5, and the amount of any Partnership liabilities which are assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

   (b) To each Partner's Capital Account there shall be debited the amount of cash and the Agreed Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.2 or Section
        6.3 or Section 6.4.5, and the amount of any liabilities of such Partner which are assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership, and the amount of any liabilities of any other partnership, interests in which were contributed to the Partnership, to the extent such liabilities are included in the Agreed Value of such contributed partnership interests.

   (c) In the event that all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred interest.

   (d)  In determining the amount of any liability for purposes of paragraphs
        (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

   (e) Further adjustments shall be made to the extent provided in Section 4.3(b)(viii) of the Tomcom Partnership Agreement.

   The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note (or by a person related to the maker of the note within the meaning of Regulation Sections 1.704-1(b)(2)(ii)(c)) shall not be included in
                                                 -
the Capital Account of any Partner until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2)
                                                                          -  -
(any such note being referred to as a PARTNER NOTE).

   The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. To the extent that such Regulations require that adjustments other than those set out above or in Section 6.2.6 be made to the Capital Accounts of the Partners, such adjustments shall be made.

   4.5.  Conversion to Limited Partner.  If at any time the Percentage Interests
         -----------------------------
of a Partner and its Affiliates who are Partners aggregate less than 35% for a period of more than 90 days (except solely as a result of capital contributions made in accordance with the second sentence of Section 4.2 to fund bids in accordance with Section 3.2(a)), then such Partner shall cease to be a General Partner and shall continue to be, or become, a Limited Partner having no right to participate in the management of the business and affairs of the Partnership, including the right to designate members of the Executive Committee.


                                   ARTICLE 5.
                         MANAGEMENT OF THE PARTNERSHIP
                         -----------------------------

   5.1.  Executive Committee.
         -------------------

        5.1.1.  Powers.  The business and affairs of the Partnership shall be
                ------
   managed under the direction of the

   Executive Committee; and all powers of the Partnership, except those specifically reserved or granted to the Partners by statute or this Agreement, are hereby granted to and vested in the Executive Committee. The Executive Committee shall have the power to delegate authority to such officers, employees, agents and representatives of the Partnership as it may from time to time deem appropriate. Any delegation of authority to take any action must be approved in the same manner as would be required for the Executive Committee to directly approve such action. No Partner shall take any action in the name of or on behalf of the Partnership, including without limitation assuming any obligation or responsibility on behalf of the Partnership, unless such action, and the taking thereof by such Partner, shall have been expressly authorized by the Executive Committee or shall be expressly and specifically authorized by this Agreement. Each Partner, by execution of this Agreement, agrees to, consents to, and acknowledges the delegation of powers and authority to the members of the Executive Committee hereunder and to the actions and decisions of the members of the Executive Committee within the scope of such authority.

        5.1.2.  Number and Term of Office.  Each of the General Partners shall
                -------------------------
   have the right to designate three members of the Executive Committee by written notice to the secretary of the Partnership and to each other General Partner. Any General Partner may at any time, and from time to time, remove or replace any or all of the members designated by such General Partner, and shall give written notice to the secretary of the Partnership and to each other General Partner of any such removal or replacement. Each member of the Executive Committee shall be an officer or employee or former employee of a Partner or an Affiliate thereof.

        5.1.3.  Resignations; Removals.  Any member of the Executive Committee
                ----------------------
   may resign at any time by giving written notice to the secretary of the Partnership and the General Partner that appointed such member. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated, at the date of the receipt of such notice by the secretary of the Partnership. No acceptance of such resignation shall be necessary to make it effective. The General Partner that appointed a resigning member shall be entitled to appoint a member to fill the vacancy created by such resignation by written notice to the secretary of the Partnership and to each other General Partner. Effective upon a General Partner ceasing to be a general partner of the Partnership, the members of the Executive Committee appointed by such Partner shall cease to be members.

        5.1.4.  Place of Meeting.  The Executive Committee may hold its meetings
                ----------------
   at such place or places within or outside the State of Delaware as the Executive Committee may from time to time determine or as may be designated in the notice calling the meeting. If a meeting place is not so designated, the meeting shall be held at the Partnership's principal office.

        5.1.5.  Regular Meetings.  Regular meetings of the Executive Committee
                ----------------
   may be held without notice at such time and place as shall be designated from time to time by resolution of the Executive Committee, but such meetings shall be held at least once each calendar month unless otherwise specified by the Executive Committee. If the date fixed for any such regular meeting is a Saturday, Sunday or legal holiday under the laws of the state where such meeting is to be held, then the meeting shall be held on the next succeeding business day or at such other time as may be determined by resolution of the Executive Committee. At such meetings the members of the Executive Committee shall transact such business as may properly be brought before the meeting.

        5.1.6.  Special Meetings.  Special meetings of the Executive Committee
                ----------------
   may be called by any member of the Executive Committee or by the chief executive officer of the Partnership. Notice of each such meeting shall be given to each member of the Executive Committee by telephone, telecopy, telegram or similar method (in which case notice shall be given at least five days before the time of the meeting) or sent by first-class mail (in which case notice shall be given at least seven days before the meeting), unless otherwise specified by the Executive Committee. Each such notice shall state the time, place and purpose of the meeting to be so held.

        5.1.7.  Voting.  The member or members of the Executive Committee
                ------
   appointed by each General Partner who are present (in person or by written proxy) at any meeting of the Executive Committee (or who are acting by written consent in lieu of a meeting) shall be entitled to act on behalf of such General Partners. If only one member appointed by a given General Partner is present at a meeting, such member shall be entitled to vote the entire voting power held by all members appointed by such General Partner.
   If more than one member appointed by a given General Partner is present at a meeting, such members shall vote such General Partner's entire voting power as a single unit. In the event of a disagreement at a meeting among members appointed by a single General Partner as to how to vote on any matter, the vote of the member designated by such General Partner as its senior representative shall be controlling and the vote of the other member or members representing such General Partner shall be disregarded with respect to such matter.

        5.1.8.  Manner of Acting and Adjournment.  Any action of the Executive
                --------------------------------
   Committee shall require the affirmative vote of members of the Executive Committee representing each of the General Partners, except as may be otherwise specifically provided by this Agreement. The presence at a duly called meeting of the Executive Committee of members representing each General Partner shall constitute a quorum. If a quorum shall not be present at any meeting of the Executive Committee, the members of the Executive Committee present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. For all purposes of this Article 5, all General Partners which are Affiliates of each other shall be deemed to be a single General Partner.

        5.1.9.  Actions Requiring Vote of the Executive Committee.  Without
                -------------------------------------------------
   limitation of the powers and authority of the Executive Committee, the following actions shall require the affirmative vote of members of the Executive Committee representing all of the General Partners:

        (a)  Admission of any Person as a partner in the Partnership;

        (b) Engaging, directly or indirectly, in any business other than the PCS Business;

        (c)  Any amendment of this Agreement;

        (d) Voluntary dissolution or winding-up of the Partnership, except as specifically provided in this Agreement, or voluntary initiation by and with respect to the Partnership of bankruptcy or similar proceedings;

        (e) Acquisitions or dispositions of assets or property (in one or a series of related transactions) with a fair market value (as determined in good faith by the Executive Committee) of twenty-five percent (25%) or more of the total fair market value of all the assets of the Partnership;

        (f) Approval of a Business Plan (including the initial Business Plan and the auction strategy), or a material modification to a Business Plan;

        (g) Making of any Capital Call other than a Capital Call provided for in any annual budget included in any Business Plan; and

        (h) Appointment, removal, and compensation of the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the Partnership;

        (i) Entry into any material transaction outside the scope or contemplation of the Business Plan, or any other material deviation from the Business Plan;

        (j) Approval of the terms of the standard Affiliation Agreement to be entered into between the Partnership and third-party owners of PCS Businesses; and

        (k)  Appointment of and any change in the auditors of the Partnership.

        5.1.10.  Affiliated Transactions.  In lieu of any other approval by the
                 -----------------------
   Executive Committee hereunder, any claim or proceeding or similar action may be brought or made in the name of the Partnership against a Partner or any of its Affiliates, and any rights of the Partnership against the other Partner may be exercised upon the affirmative vote of members of the Executive Committee representing a majority Percentage Interest of all General Partners other than the Partner against whom or whose Affiliate the action is brought.

        5.1.11.  Business Plan.  On or before December 5, 1994, the Executive
                 -------------
   Committee shall adopt an initial one-year and five-year business plan for the Partnership. Such business plan, and each subsequent business plan prepared for the Partnership and approved by the Executive Committee are referred to herein as a BUSINESS PLAN. Not later than one month after completion of the initial PCS auctions for Designated MTA/BTAs, and not later than three months prior to the start of each subsequent fiscal year of the Partnership, the Chief Executive Officer of the Partnership shall submit to the Executive Committee a proposed Business Plan including an operating budget for such fiscal year, a financial commitment for the five-year period beginning with such fiscal year, and a financial view for the five-year period beginning with such fiscal year. If the Executive Committee fails to approve a Business Plan prior to the beginning of any fiscal year, then the Partnership shall be operated on the basis of the Business Plan in effect for the prior year until a new Business Plan is approved, provided, however, that no Capital Calls or borrowings provided for in the annual budget for such prior year shall be repeated in such new year unless specifically approved for such new year by all of the General Partners or unless specifically provided for in the financial commitment or financial view portions of the Business Plan applicable to such period.

        5.1.12.  Deadlocks.  Upon the occurrence of a Deadlock Event (as
                 ---------
   detailed below), the General Partners shall first use their good faith efforts to resolve such matter in a mutually satisfactory manner. If, after such efforts have continued for 20 days (or, if shorter, until ten days before the vote or action on such matter must be taken, provided that the General Partners shall have used their mutual good faith efforts to secure all possible extensions of time for such vote or action), no mutually satisfactory solution has been reached, the parties shall resolve the Deadlock Event as provided herein:

   (a) Each General Partner shall first refer the matter to the chief executive officer of that partner of the General Partner designated by such General Partner for resolution of the matter.

   (b) If such officers, after a good faith effort, are unable to resolve the dispute, they shall (at the instance of either of them, but in no event later than 20 days after the matter has been referred to them) refer the matter to the chief executive officers of the respective Partner Parent of such Partner for resolution of the matter.

   (c) Should the designated chief executive officers of the respective Partner Parents fail to resolve the matter within 40 days, the matter shall be considered defeated.
   (d) DEADLOCK EVENT shall be deemed to have occurred if (i) after failing to approve a Business Plan for one fiscal year, the Executive Committee fails to approve a one-year Business Plan not less than 90 days prior to the commencement of the next succeeding fiscal year, (ii) a disagreement that continues for at least 30 days over the removal of the Chief Executive Officer or the position of Chief Executive Officer of the Partnership is vacant for a period of more than 30 days after one of the General Partners has proposed a candidate to fill such vacancy, or (iii) a disagreement continues for at least 30 days over the timing or amount of a Capital Call other than as provided for in a Business Plan.

        5.1.13.  Action Without Meeting.  Any action required or permitted to be
                 ----------------------
   taken at any meeting of the Executive Committee may be taken without a meeting upon the written consent of members of the Executive Committee representing each General Partner then in office and entitled to vote on such action.

        5.1.14.  Approval by Limited Partners.  Except as otherwise required by
                 ----------------------------
   the Act, no vote or approval by any Limited Partner shall be required under this Agreement for the taking of an action, including without limitation the amendment of this Agreement, and the Percentage Interest of any Limited Partner who is not also a General Partner shall not be included in any calculation of a Partner's Percentage Interest entitled to vote on any matter.

   5.2.  Indemnification of Partners, Executive Committee, Officers and Others.
         ---------------------------------------------------------------------

        5.2.1.  In General.  The Partnership, to the maximum extent permitted by
                ----------
   law, shall indemnify and hold harmless each Partner, its Affiliates and each of its and their respective officers, directors or management committee members, as the case may be, and each of the members of the Executive Committee (MANDATORY INDEMNITEES) and may indemnify and hold harmless each of the officers, employees or agents of the Partnership (PERMITTED INDEMNITEES), from and against any and all judgments, interest on such judgments, fines, penalties, charges, costs, amounts paid in settlement, expenses and reasonable attorneys' fees incurred in connection with any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or threatened, and whether or not an Indemnitee is or may be a party thereto, which arise out of the business or affairs of the Partnership or their activities with respect thereto on or after the date hereof (INDEMNIFIED DAMAGES), except for any such Indemnified Damages that are Taxes imposed on or against any Partner or that have resulted primarily from gross negligence, fraud, bad faith or willful misconduct of or knowing violation of law by the person seeking indemnification (or any of its Affiliates). The Partnership shall pay for or reimburse the reasonable expenses incurred by any Mandatory Indemnitee, and may pay for and reimburse the reasonable expenses incurred by any Permitted Indemnitee, in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (a) the person's good faith belief that the person is entitled to indemnification under this provision and (b) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this
   Section 5.2.1. Any repeal or modification of any portion of the foregoing provisions of this Section 5.2.1 or the adoption of any provision of this Agreement inconsistent with any portion of the foregoing provisions of this
   Section 5.2.1 shall not adversely affect any right or protection of any person indemnified under this Section 5.2.1 for any act or omission occurring, or any cause of action, suit, claim or other matter arising or accruing, prior to the later of (y) the effective date of such repeal, modification or adoption or (z) the date notice of the amendment is given to all Partners. This Section 5.2.1 shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, any agreement, any general or specific action of the Executive Committee, any vote of Partners or other document or arrangement.

        5.2.2.  Reliance on Provisions.  Each person who shall act as a member
                ----------------------
   of the Executive Committee of the Partnership shall be deemed to be doing so in reliance upon the rights of indemnification and advancement of expenses provided by this Article.

        5.2.3.  Insurance.  The Partnership may purchase and maintain insurance
                ---------
   on behalf of any person who is or was a member of the Executive Committee or an officer of the Partnership against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Partnership would have the power to indemnify such person against such liability under the provisions of this Section 5.2.3 or otherwise.

   5.3. Partner Compensation; Reimbursement.
        -----------------------------------

   (a) The Partners shall receive no compensation for performing their duties under this Agreement; provided that this provision shall not affect (i)
                              --------
        any Partner's right to receive its allocation of Profits and Losses or distributions as set forth in Article 6, (ii) the right of any Partner or its Affiliates to receive such compensation as may be expressly approved by the Executive Committee, (iii) any Partner's right to be reimbursed for payment of Partnership obligations as provided in subsection (b) of this Section 5.3 or (iv) the right of a Partner to be repaid the amount of any loans to the Partnership by a Partner.

   (b) Each of the Partners shall be entitled to receive, out of Partnership funds available therefor, reimbursement of all amounts expended by such Partner in payment of properly incurred Partnership obligations paid by such Partner out of its own funds.

   5.4. Taxes and Charges; Governmental Rules.  Each Partner shall (i) promptly
        -------------------------------------
pay all applicable Taxes and other governmental charges imposed on or against such Partner, except to the extent (x) the failure to promptly pay such Taxes or other governmental charges will not have a material adverse effect on the Partnership or its assets or (y) any such Taxes or other governmental charges are being contested in good faith by appropriate proceedings, and (ii) comply with all applicable governmental rules, except to the extent that such noncompliance will not have a material adverse effect on the Partnership.

   5.5. Further Assurances.  Following execution and delivery of this Agreement
        ------------------
by all of the Partners, each Partner shall, at its own cost, do, execute and perform all such other acts, deeds and documents as the other Partner or the Partnership may from time to time reasonably require in order to carry out fully the intents and purposes of this Agreement or to comply with any applicable governmental rules.


                                   ARTICLE 6.
                ALLOCATIONS OF PROFITS AND LOSSES; DISTRIBUTIONS
                ------------------------------------------------

   6.1.  General Allocation Rule.  After giving effect to the special
         -----------------------
allocations set forth in Sections 6.2 and 6.3 hereof, Profits and Losses for any fiscal year (or any shorter period if during any fiscal year there is a change in Percentage Interests) shall be allocated among the Partners in proportion to their respective Percentage Interests; provided, however, that amortization deductions attributable to Organizational Expenses paid or incurred directly by a Partner shall be allocated to such Partner.

   6.2.  Special Allocations.  The following special allocations shall be made
         -------------------
in the following order:

        6.2.1.  Minimum Gain Chargeback.  Except as otherwise provided in
                -----------------------
   Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 6.2.1 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

        6.2.2.  Partner Minimum Gain Chargeback.  Except as otherwise provided
                -------------------------------
   in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article 6, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 6.2.2 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

        6.2.3.  Qualified Income Offset.  If any Partner unexpectedly receives
                ------------------------
   any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain
                     -  -    -      -
   shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any resulting Adjusted Capital Account Deficit of such Partner as quickly as possible; provided, however,that an allocation pursuant to this Section
   6.2.3 shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.2.3 were not in this Agreement.

        6.2.4.  Nonrecourse Deductions.  Nonrecourse Deductions for any fiscal
                ----------------------
   year shall be allocated among the Partners in proportion to their respective Percentage Interests.

        6.2.5.  Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions
                ------------------------------
   for any fiscal year shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

        6.2.6.  Certain Section 754 Adjustments.  To the extent an adjustment to
                -------------------------------
   the adjusted tax basis of any Partnership asset pursuant to Code Section 743(b), Code Section 732(d) or Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in
                                         -
   determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its interest in the

   Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership as determined under Regulations Section 1.704-1(b)(3) in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or
                                                              -  -
   to the Partner to whom such distribution was made in the event Regulations
   Section 1.704-1(b)(2)(iv)(m)(4) applies.
                             -  -

   6.3.  Curative Allocations.  The allocations set forth in Sections 6.2.1
         --------------------
through 6.2.6 hereof (REGULATORY ALLOCATIONS) are intended to comply with certain requirements of the Regulations and Internal Revenue Service advance ruling requirements. It is the intent of the parties to this Agreement that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of income, gain, loss or deduction pursuant to this Section 6.3. Therefore, notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations and the following sentence), the Tax Matters Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines in reasonable good faith is appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance which such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 6.1 hereof. In exercising its discretion under this Section 6.3, the Tax Matters Partner shall take into account Regulatory Allocations under Sections 6.2.1 and
6.2.2 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 6.2.4 and 6.2.5.

   6.4. Other Allocation Rules.
        ----------------------

        6.4.1.  Allocations When Percentage Interests Change.  For purposes of
                --------------------------------------------
   determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Tax Matters Partner using any permissible method under Code Section 706 and the Regulations thereunder; provided, however, that any adjustments to the Agreed Value of a Partnership asset treated as gain or loss under paragraph (c) of the definition of "Profits" and "Losses" or under paragraph (c) of Section 6.4.5 hereof, shall be allocated only to those persons who were Partners immediately before the event giving rise to such adjustment.

        6.4.2.  Allocation of Particular Items.  Except as otherwise provided in
                ------------------------------
   this Agreement, all items of Partnership income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be, for the fiscal year or other relevant period.

        6.4.3.  Tax Reporting.  The Partners are aware of the income tax
                -------------
   consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Partnership income and loss for income tax purposes.

        6.4.4.  Profit Shares.  Solely for purposes of determining a Partner's
                -------------
   proportionate share of the Partnership's "excess nonrecourse liabilities," as defined in Regulations Section 1.752-3(a), the Partners' interests in Partnership profits shall be deemed to be in proportion to their respective shares of Profits set forth in Section 6.1.

        6.4.5.  Book Items Used in Special Allocations.  For purposes of
                --------------------------------------
   determining the Partnership's items of income, gain, loss or deduction for any fiscal year or other relevant period available to be allocated pursuant to Sections 6.2 and 6.3 hereof, the following rules shall be applied:

        (a)  Exempt Items.  Any income of the Partnership that is exempt from
             ------------
             federal income tax shall be taken into account as an item of income;

        (b)  Nondeductible Expenditures.  Any Nondeductible Expenditure of the
             --------------------------
             Partnership shall be taken into account as an item of deduction;

        (c)  Adjustments to Agreed Values.  In the event the Agreed Value of any
             ----------------------------
             Partnership asset is adjusted pursuant to paragraph (b) or paragraph (c) under the definition herein of "Agreed Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset;

        (d)  Certain Dispositions.  Gain or loss resulting from any disposition
             --------------------
             of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;

        (e)  Depreciation.  In lieu of the depreciation, amortization and other
             ------------
             cost recovery deductions taken into account in computing the Partnership's taxable income or loss there shall be taken into account Depreciation for such fiscal year or relevant period; and

        (f)  Certain Section 734(b) Adjustments.  To the extent an adjustment to
             ----------------------------------
             the adjusted tax basis of any Partnership asset pursuant to Code
             Section 734(b) is required, pursuant to Regulations Section 1.704-
             (b)(2)(iv)(m)(4), to be taken into account in determining Capital
                        -  -
             Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset.

   6.5. Tax Allocations; Code Section 704(c).
        ------------------------------------

        6.5.1.  Generally.  A Partner's allocable share of the Partnership's
                ---------
   items of income (including income exempt from tax), gain, deduction, loss and Nondeductible Expenditure for tax purposes shall be determined under the foregoing provisions of this Article 6 except as provided in this Section 6.5.

        6.5.2.  Contributed Property.  In accordance with Code Section 704(c)
                --------------------
   and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Agreed Value, determined in accordance with the definition of Agreed Value hereunder.

        6.5.3.  Adjustments to Agreed Value.  If the Agreed Value of any
                ---------------------------
   Partnership asset is adjusted pursuant to the definition of Agreed Value hereunder, subsequent allocations of income, gain, loss and deduction with respect to such asset for tax purposes shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

        6.5.4.  Elections.  Upon the request of a transferee of a Partnership
                ---------
   Interest or of a distributee of a Partnership distribution, the Partnership shall make the election under Section 754 of the Code in accordance with applicable Regulations thereunder for the first fiscal year in which such election could apply, unless the Tax Matters Partner reasonably determines that such election is not in the best interest of the Partnership. Subject to Section 11.17, any other elections or other decisions relating to allocations pursuant to this Section 6.5 shall be made by the Tax Matters Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this
   Section 6.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

   6.6.  Distributions.
         -------------

        6.6.1.  In General.  Unless otherwise determined by the Executive
                ----------
   Committee, the Partnership shall distribute to the Partners in proportion to their respective Percentage Interests, on a fiscal quarterly basis as promptly as practicable after the end of each quarter, all Net Operating Available Cash.

        6.6.2.  Partner Loans.  For so long as any loans made pursuant to
                -------------
   Section 4.3(a) remain outstanding, any amounts that would otherwise be distributed pursuant to Section 6.6.1 shall instead be used to repay such loans. Amounts paid pursuant to this Section 6.6.2 shall be apportioned among the holders of such loans in proportion to the relevant amounts owing under each loan.

        6.6.3.  Liquidating Distributions.  Notwithstanding Section 6.6.1 to the
                -------------------------
   contrary, following the dissolution of the Partnership, distributions to the Partners shall be made in accordance with the provisions of Article 10.

        6.6.4.  Amounts Withheld.  All amounts withheld pursuant to the Code or
                ----------------
   any provision of any state or local tax law with respect to any payment or distribution to the Partnership or the Partners shall be treated as amounts distributed to the Partners pursuant to this Section 6.6 for all purposes under this Agreement. The Tax Matters Partner is authorized to withhold from distributions, or with respect to allocations, to the Partners and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any other provision of federal, state or local law and shall allocate any such amounts to the Partners with respect to which such amounts were withheld.

                                   ARTICLE 7.
                               BOOKS AND RECORDS
                               -----------------

   7.1.  Accounting.  Except as may be otherwise agreed to by the Executive
         ----------
Committee, the Partnership will maintain books and records for tax purposes in accordance with federal income tax accounting principles utilizing the accrual method of accounting, and for accounting purposes in accordance with GAAP. In addition, the Partnership shall cause to be prepared with respect to each fiscal year of the Partnership financial statements based on GAAP. Appropriate records will be kept so that upon each closing of the Partnership books it is possible to determine, among other items defined in this Agreement, (i) the amount of capital actually contributed by each Partner; (ii) the amount of cash or other property distributed to each Partner; (iii) the effect of all Partnership items of Profit, Loss, income, gain, loss, deduction or credit on each Partner's Capital Account; and (iv) all pertinent expenses and cash disbursement accounts.

   7.2.  Fiscal Year.  Except as may be otherwise determined by the Executive
         -----------
Committee, the fiscal year of the Partnership shall be the twelve months ending December 31 of each year. Notwithstanding the foregoing, the taxable year of the Partnership shall be determined in accordance with Code Section 706(b).

   7.3.  Statements and Reports.  Except as may be otherwise determined by the
         ----------------------
Executive Committee, as soon as practicable, but in no event later than 45 days after the close of each fiscal year of the Partnership, the Partnership will cause to be prepared and will have furnished to each of the Partners, with respect to such period, (i) a profit and loss statement, (ii) a statement of cash flows, (iii) a Partnership balance sheet as of the close of such period,
(iv) such other statements showing in reasonable detail each Partner's interest in each of the items described in Section 7.1., and (v) proportional accounting information with respect to the Partnership's interest in its PCS systems. The foregoing statements will be prepared in accordance with GAAP, consistently applied, and audited by an independent certified public accounting firm of national reputation which shall be designated by the Executive Committee, and the cost of preparing the statements and of each such audit will be paid for by the Partnership. In addition, unaudited quarterly financial reports and updates with respect to the Partnership's business shall be prepared and furnished to each Partner as soon as practicable after the end of each fiscal quarter, but in no event later than 20 days following the close of each fiscal quarter.

   7.4.  Inspection.  The Partnership shall maintain or cause to be maintained
         ----------
complete and accurate books and records with respect to its business. All books of account and all other records of the Partnership (including an executed counterpart of this Agreement and all amendments hereto) will at all times be kept at the Partnership's principal place of business. Any General Partner and its representatives or designees may, during regular business hours, inspect the books and records of the Partnership, and each General Partner and its auditors may, during regular business hours, conduct an audit of such books and records at its own expense. The Partnership shall provide access to the facilities, systems and books and records of the Partnership to the extent reasonably considered necessary by the auditors and internal audit departments of the inspecting General Partner in the performance of the audits of the inspecting General Partner. Whenever any such audit is conducted by any General Partner and its auditors, such General Partner shall advise the other General Partners and permit the other General Partners and their auditors to be present during such audit.

   7.5.  Certain Tax Matters.
         -------------------

        7.5.1.  Preparation of Tax Returns.  The Tax Matters Partner shall
                --------------------------
   arrange for the preparation and timely filing of all returns of Partnership income, gains, losses, deductions, credits, and other items necessary for federal and state income tax purposes, shall provide copies of draft tax returns to all of the Partners at least fifteen days prior to filing the returns and shall use reasonable good faith efforts to furnish to the Partners within ninety days after the close of each taxable year of the Partnership the tax information reasonably required for federal, state and local income tax reporting purposes. The Tax Matters Partner shall use good faith efforts to supply each Partner with the information necessary to determine estimated tax payments or any other information related to taxes reasonably requested by each Partner. The classification, realization, and recognition of income, gains, losses, deductions, credits, and other items shall be on the accrual method of accounting for federal income tax purposes. The Tax Matters Partner shall not change from the accrual method of accounting initially elected by the Partnership (except if required to do so by law) without approval of the Executive Committee.

        7.5.2.  Tax Elections.  Except as provided in Sections 7.5.1 and 11.17,
                -------------
   the Tax Matters Partner shall, in its sole discretion, determine whether to make any election available under the Code or any other applicable taxing statute.

        7.5.3.  Tax Controversies.  Within 60 days after the date hereof, the
                -----------------
   Executive Committee shall select a General Partner to serve as the initial Tax Matters Partner and in any other similar capacity under state or local law for an initial term ending November 15, 1996. Upon expiration of such term, the other General Partner shall be designated to act as the Tax Matters Partner and the General Partners shall thereafter alternate as Tax Matters Partner for two year periods during the term of this Agreement. The Tax Matters Partner is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each of the Partners agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any and all things reasonably required by the Tax Matters Partner to conduct such proceedings. The Partner designated as the Tax Matters Partner shall serve in such role until the earlier of (i) the expiration of its term, (ii) its resignation or (iii) a determination by the Executive Committee that a different Partner should serve as the Tax Matters Partner.

   7.6.  Bank Accounts.  The Partnership shall maintain appropriate accounts at
         -------------
one or more financial institutions for all funds of the Partnership. Such accounts shall be used solely for the business of the Partnership. Withdrawal from such accounts shall be made only upon the signature of those persons authorized by the Executive Committee.


                                   ARTICLE 8.
                 TRANSFER OF PARTNERSHIP INTERESTS; CHANGE OF
                  ---------------------------------------------
                         OWNERSHIP; ADDITIONAL PARTNERS
                         ------------------------------

   8.1.  Certain Definitions.  The following terms when used in this Agreement
         -------------------
will have the respective meanings set forth below:

   HOLDING COMPANY means any person of which a Partnership Interest or the direct or indirect ownership thereof comprises all or substantially all of its value in the reasonable judgment of the Executive Committee (as determined by affirmative vote of members of the Executive Committee representing Partners who then hold a majority of the then outstanding Percentage Interests of all Partners excluding the Partner whose Partnership Interest is at issue).

   EQUITY INTEREST means any equity interest in a Holding Company.

   TRANSFER means any disposition of all or any part of a Partnership Interest or an Equity Interest, voluntarily, involuntarily or by operation of law, including, without limitation, any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or merger; provided, however, that any transaction involving a transfer both of ownership of a Partner's entire Partnership Interest and of other substantial (in the reasonable judgment of the Executive Committee as determined by affirmative vote of members of the Executive Committee representing Partners who then hold a majority of the then outstanding Percentage Interests of all Partners excluding the Partner whose Partnership Interest is at issue) assets of such Partner or its Affiliates shall not constitute a Transfer.

   8.2.  Restrictions on Transfer of Interests.  Except as otherwise expressly
         -------------------------------------
permitted by this Agreement, no Partner or its Affiliates shall Transfer all or any part of its Partnership Interest or all or any part of its Equity Interest, unless (i) such Transfer is permitted pursuant to Section 8.3 hereof and (ii) such Partner has complied with the provisions of Section 8.4 hereof. Any Transfer or purported Transfer of any Equity Interest or Partnership Interest not made in accordance with this Article 8 shall be null and void, but shall give rise to the consequences described in Section 8.8 hereof.

   8.3.  Permitted Transfers.  Subject to the conditions and restrictions set
         -------------------
forth in Section 8.4 hereof, (a) a Partner or its Affiliates may at any time Transfer all or any portion of its Partnership Interest or Equity Interest to a Wholly Owned Affiliate of the transferor without the consent of the Executive Committee if such Wholly Owned Affiliate agrees in writing to be bound by the terms and conditions of this Agreement applicable to the transferor as if it had been a signatory hereto, (b) a Partner or its Affiliates may transfer its Partnership Interests or Equity Interests in PCSCO or PCSN, as the case may be, to Cellco and WMC, respectively, (c) a Partner or its Affiliates may make broadly dispersed, underwritten public offerings of Equity Interests, or (d) a Partner Parent may make a tax-free spinoff qualifying under section 355 of the Code, to its shareholders of an entity the assets of which include all, but not less than all, of such Partner Parent's ownership interest in the Partnership and PCSCO or PCSN, as the case may be. A Transfer of less than all of a Partner's Partnership Interest pursuant to this Section 8.3 shall be deemed to constitute a transfer of both the General Partner and Limited Partner Percentage Interests of such Partner pro rata in proportion to the portion of such
                          --------
Partner's entire Partnership Interest transferred. In addition, a Partner or its Affiliates may effect a spin-off, distribution or dividend of Equity Interests to the shareholders of the Partner Parents of the Partner or Affiliate. In the event that a Transfer permitted under this Section 8.3 causes a termination of the Partnership under Section 708 of the Code, the transferee shall indemnify and hold harmless the other Partners from all costs or other adverse effects (including, but not limited to, the reduction of tax benefits attributable to depreciation or amortization) resulting from such termination.

   8.4.  Effective Transfer.
         ------------------

   (a) Prior to the date of any Transfer of a Partnership Interest, the transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Partnership Interest transferred, and any other information reasonably necessary to permit the Partnership to file all required federal, state and local tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Partnership Interest until it has received such information.

   (b)  Prior to the Transfer of any Partnership Interest, the transferee shall:

        (i) execute an amendment of this Agreement or a counterpart to the signature page of this Agreement which shall provide, "The undersigned hereby accepts and agrees to be bound by all of the terms and provisions of this Agreement and shall become a substitute Partner under this Agreement"; and

        (ii) if the transferee is a corporation, provide the Partnership with evidence satisfactory to the Partnership of its authority to become a Partner and to be bound by the terms of this Agreement.

   (c) Prior to the Transfer of any Partnership Interest or Equity Interest, the transferee shall:

        (i) provide an opinion of counsel to the Partnership that the Transfer does not (a) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission or any successor thereto, any state securities commission and any other government agencies with jurisdiction over such Transfer; (b) subject the Partnership to greater regulation or restriction under the MFJ than existed immediately prior to such admission; (c) subject the Partnership to any federal, state or local rule, regulation or law that materially adversely affects the business or financial condition of the Partnership; or (d) materially adversely affect the Partnership's existence or qualification under the Act; and

        (ii) provide the Partnership with evidence satisfactory to the Partnership that any necessary prior consents have been obtained from any regulatory authorities.

   8.5.  Change of Ownership.  Upon any Change of Control of a General Partner
         -------------------
(other than a Change of Control resulting from a change of control of a Partner Parent) (a CHANGE OF OWNERSHIP), the Partner subject to the Change of Ownership shall promptly give notice thereof to the other General Partner and the Partner not undergoing the Change of Ownership shall be entitled, at any time within a 90-day period following the later of such notice or the Change of Ownership, to purchase all but not less than all of the Partnership Interest of the Partner undergoing the Change of Ownership at a purchase price equal to the Private Market Value of the Partnership Interest determined as described below. In the event that a Partnership Interest is not purchased pursuant to the preceding sentence, any Person effecting such Change of Ownership shall, by binding written instrument which shall be enforceable by the Partnership and the other Partners, assume all of the obligations and liabilities hereunder of the Partner which is the subject of such Change of Ownership. PRIVATE MARKET VALUE means, with respect to any interest in the Partnership, as of the date of determination, the Fair Market Value of such asset adjusted to include a pro rata share of any control premium inherent in a sale of the Partnership as a whole. FAIR MARKET VALUE shall have the meaning ascribed thereto in the Tomcom Partnership Agreement and the Fair Market Value, as of the date of determination, of any asset shall be determined (a) by mutual agreement of the General Partners or (b) if no such agreement is reached within ten days of the relevant date of determination, as follows:

       (i)   Selection of Appraisers.  Each General Partner shall designate by
             -----------------------
             written notice to the Partnership and each General Partner a firm of recognized national standing familiar with appraisal techniques applicable to assets of the type being evaluated to serve as an Appraiser pursuant to this Section 8.5 (the firms designated by the General Partners being referred to herein FIRST APPRAISER and the SECOND APPRAISER, respectively) with five business days after the failure to reach agreement in accordance with the terms of clause
             (a) above. In the event that either General Partner fails to designate its or their Appraiser within the foregoing time period, the other shall have the right to designate such Appraiser by notifying the failing party or parties in writing of such designation (and the Appraiser so designated shall be the First Appraiser or the Second Appraiser, as the case may be).

      (ii)   Evaluation Procedures.  Each Appraiser shall be directed to
             ---------------------
             determine the Private Market Value of the asset. Each Appraiser will also be directed to deliver an Appraiser's Certificate to each General Partner on or before the 30th day after their respective designation (the CERTIFICATE DATE), upon the conclusion of its evaluation, and each Appraiser's Certificate once delivered may not be retracted or modified in any respect. Each Appraiser will keep confidential all information disclosed by the Partnership in the course of conducting its evaluation, and, to that end, will execute such customary documentation as the Partnership may reasonably request with respect to such confidentiality obligation. The General Partners will cooperate in causing the Partnership to provide each Appraiser with such information within the Partnership's possession that may be reasonably requested in writing by the Appraiser for purposes of its evaluation hereunder. The Appraisers shall consult with each other in the course of conducting their respective evaluations. Each General Partner shall have full access to each Appraiser's work papers. Each Appraiser will be directed to comply with the provisions of this
             Section 8.5, and to that end each party will provide to its respective Appraiser a complete and correct copy of this Section
             8.5 (and the definitions of capitalized terms used in this Section
             8.5 that are defined elsewhere in this Agreement).

      (iii)  Private Market Determination. The Private Market Value of any asset
             ----------------------------
             shall be determined on the basis of the Appraisers Certificates in accordance with the provisions of this subparagraph (iii). The higher of the values set forth on the Appraisers' Certificates is hereinafter referred to as the HIGHER VALUE, and the lower of such values is hereinafter referred to as the LOWER VALUE. If the Higher Value is not more than 110% of the Lower Value, the Private Market Value will be the arithmetic average of such two Values. If the Higher Value is more than 110% of the Lower Value, a third appraiser shall be selected in accordance with the provisions of subparagraph (iv) below, and the Private Market Value will be determined in accordance with the provisions of subparagraph (v) below.

      (iv)   Selection of and Procedures for Third Appraiser.  If the Higher
             -----------------------------------------------
             Value is more than 110% of the Lower Value, within seven days thereafter the First

             Appraiser and the Second Appraiser shall agree upon and jointly designate a third firm of recognized national standing familiar with appraisal techniques applicable to assets of the type being evaluated to serve as an appraiser pursuant to this Section 8.5 (the THIRD APPRAISER), by written notice to each General Partner. The General Partners shall direct the Third Appraiser to determine the Private Market Value of the asset (the THIRD VALUE) in accordance with the provisions of subparagraph (ii) above, and to deliver to the General Partners and Appraiser's Certificate on or before the 30th day after the designation of such appraiser hereunder. The Third Appraiser will be directed to comply with the provisions of this Section 8.5, and to that end of the parties will provide to the Third Appraiser a complete and correct copy of this
             Section 8.5 (and the definitions of capitalized terms used in this Section 8.5 that are defined elsewhere in this Agreement).

       (v)   Alternative Determination of Private Market.  Upon the delivery of
             -------------------------------------------
             the Appraiser's Certificate of the Third Appraiser, the Private Market Value will be determined as provided in this subparagraph
             (v). The Private Market Value will be (w) the Lower Value, if the Third Value is less than the Lower Value, (x) the Higher Value, if the Third Value is greater than the Higher Value, (y) the arithmetic average of the Third Value and the other Value (Lower or Higher) that is closer to the Third Value if the Third Value falls within the range between (and including) the Lower Value and the Higher Value and (z) the Third Value, if the Lower Value and the Higher Value are equally close to the Third Value.

      (vi)   Costs.  Each General Partners will bear the cost of the Appraiser
             -----
             designated by it or on its behalf. If the Higher Value is not more than 115% of the Lower Value, or if the Higher Value and the Lower Value are equally close to the Third Value, each General Partner shall bear 50% of the cost of the Third Appraiser, if any; otherwise, the party whose Appraiser's determination of Private Market Value is further away from the Third Value shall bear the entire costs of the Third Appraiser. The General Partners agree to pay when due the fees and expenses of the Appraisers in accordance with the foregoing provisions.

     (vii)  Conclusive Determination.  To the fullest extent provided by law,
            ------------------------
             the determination of the Private

             Market Value made pursuant to this Section 8.5 shall be final and binding on the Partnership and the Partners hereto, and such determination shall not be appealable to or reviewable by any court or arbitrator; provided that the foregoing shall not limit a
                            --------
             Partner's rights to seek arbitration of the obligations of the other Partners and the Partnership hereunder.

   8.6.  Additional Partners.  Additional partners may be admitted to the
         -------------------
Partnership as General Partners or Limited Partners upon approval by the Executive Committee.

   (a)  Any additional partner admitted to the Partnership pursuant to this
        Section 8.6 (the ADDITIONAL PARTNER) shall become a Partner in the Partnership and shall be bound by this Agreement upon the completion of the following:

        (i) Execution by the Additional Partner of an amendment of this Agreement or a counterpart to the signature page of this Agreement which shall provide, "The undersigned hereby accepts and agrees to be bound by all of the terms and provisions of this Agreement.";

        (ii) If the Additional Partner is a corporation, it shall have provided the Partnership with evidence satisfactory to the Partnership of its authority to become a Partner and to be bound by the terms of this Agreement;

       (iii) The Additional Partner shall have provided an opinion of counsel to the Partnership that the admission of the Additional Partner does not (a) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission or any successor thereto, any state securities commissions and any other government agencies with jurisdiction over the Partnership; (b) subject the Partnership to greater regulation or restriction under the MFJ than existed immediately prior to such admission; (c) subject the Partnership to any federal, state or local rule, regulation or law that materially adversely affects the business or financial condition of the Partnership; or (d) materially adversely affect the Partnership's existence or qualification under the Act; and

        (iv) Any necessary prior consents shall have been obtained from any regulatory authorities.

   8.7.  Covenant Not to Withdraw or Dissolve.  Notwithstanding any provision of
         ------------------------------------
the Act, each Partner hereby covenants and agrees that the Partners have entered into this Agreement based on their mutual expectation that, except as otherwise expressly required or permitted hereby, no Partner shall withdraw or retire from the Partnership, be entitled to demand or receive a return of such Partner's contributions or profits (or a bond or other security for the return of such contributions or profits), or exercise any power under the Act to dissolve the Partnership without the approval of the Executive Committee.

   8.8.  Consequences of Breaches of Covenant.  Notwithstanding anything to the
         ------------------------------------
contrary in the Act, if a Partner or its Affiliate (BREACHING PARTNER) (i) attempts to Transfer its Partnership Interest or Equity Interest in breach of
Section 8.2, (ii) attempts to cause a partition in breach of Section 2.7, (iii) attempts to withdraw from the Partnership or dissolve the Partnership in breach of Section 8.7, or (iv) suffers an Event of Bankruptcy, the Partnership shall continue and such Breaching Partner shall be subject to this Section 8.8 and in such event, the following shall occur:

   (a) (i) the Breaching Partner shall immediately cease to be a General Partner, (ii) the general partnership interests in the Partnership of such Breaching Partner shall automatically be deemed to become limited partnership interests, (iii) such Breaching Partner shall have no right to participate in the management of the Partnership, including the right to appoint members at the Executive Committee, and shall have no further power to act for or bind the Partnership, and (iv) the other Partners are, without necessity of any further action or documentation, hereby appointed attorneys-in-fact of the Breaching Partner for the purpose of carrying out the provisions of this Section 8.8 and taking any action and executing any documents which such Partners may deem necessary or advisable to accomplish the purposes hereof, such appointment being irrevocable and coupled with an interest;

   (b) the other Partners shall continue to have the right to possess the Partnership's property and goodwill and to conduct its business and affairs;

   (c) the Breaching Partner shall be liable in damages, without requirement of a prior accounting, to the Partnership for all costs and liabilities that the Partnership or any Partner may incur as the result of such breach;

   (d) the Partnership shall have no obligation to pay to the Breaching Partner its contributions, capital, or profits, but may, by notice to the Breaching Partner within 30 days of its withdrawal, elect to make Breach Payments (as hereinafter defined) to the Breaching Partner in complete satisfaction of the Breaching Partner's interest in the Partnership;

   (e)  if the Partnership does not elect to make Breach Payments pursuant to
        Section 8.8(d) hereof, the Partnership shall treat the Breaching Partner as if it were an unadmitted assignee of the interest of the Breaching Partner and shall make distributions and allocations to the Breaching Partner only of those amounts and items otherwise payable or allocable with respect to such interest hereunder;

   (f) the Partnership may apply any distributions otherwise payable with respect to such interest (including Breach Payments) to satisfy any claims it may have against the Breaching Partner;

   (g) the Breaching Partner shall have no right to inspect the Partnership's books or records or obtain other information concerning the Partnership's operations; and

   (h) the Breaching Partner shall continue to be liable to the Partnership for any unpaid capital contributions required hereunder with respect to such interest and to be jointly and severally liable with the other Partners for any debts and liabilities (whether actual or contingent, known or unknown) of the Partnership existing at the time the Breaching Partner withdraws or dissolves.

   8.8.1.  Breach Payments.  For purposes hereof, Breach Payments shall be made
           ---------------
in five installments, each equal to 20% of the Breach Amount, payable on the next five consecutive anniversaries of the breach by the Breaching Partner, with simple interest accrued from the date of such breach through the date each such installment is paid on the unpaid balance of such Breach Amount at the lowest rate per annum necessary to avoid imputed interest on such payments under the Code. The Breach Amount shall be an amount equal to 90% of the greater of (i) 100 dollars or (ii) the Capital Account balance (calculated on the assumption that Partner Notes then outstanding are not repaid) of the Breaching Partner as of the last day of the month preceding the month during which such breach occurred, less any Partnership distributions to the Breaching Partner after such day. In addition, any Partner Note of the Breaching Partner shall be cancelled, but without the necessity of making any payment in respect thereof. The Breach Amount as so determined shall be final and binding on the Partnership and the Breaching Partner. The Partnership may, at its sole election, prepay all or any portion of the Breach Payments or interest accrued thereon at any time without penalty.

   8.8.2.  No Bonding.  Notwithstanding anything to the contrary in the Act, if,
           ----------
under Section 8.8(e) hereof, the Partnership treats a Breaching Partner as an unadmitted assignee of an interest in the Partnership, the Partnership shall not be obligated to secure the value of the Breaching Partner's interest by bond or otherwise; provided, however, that if a court of competent jurisdiction determines that, in order to continue the business of the Partnership such value must be so secured, the Partnership may provide such security. If the Partnership provides such security, the Breaching Partner shall not have any right to participate in Partnership profits or distributions during the term of the Partnership, or to receive any interest on the value of such interest. For this purpose, the value of the interest of the Breaching Partner shall be an amount equal to 90% of the greater of (i) 100 dollars or (ii) the Capital Account balance (calculated on the assumption that Partner Notes then outstanding are not repaid) of such interest as of the last day of the month preceding the month during which the breach by the Breaching Partner occurs.


                                   ARTICLE 9.
                                CONFIDENTIALITY
                                ---------------

   9.1.  Maintenance of Confidentiality.  Each of the Partners shall, during the
         ------------------------------
term of this Agreement and at all times thereafter, maintain in confidence all confidential and proprietary information and data of the Partnership and the other Partner or its Affiliates disclosed to it (the CONFIDENTIAL INFORMATION). Each of the Partners further agrees that it shall not use the Confidential Information during the term of this Agreement or at any time thereafter for any purpose other than the performance of its obligations or the exercise of its rights under this Agreement. The Partnership and each Partner shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their employees, agents or consultants.

   9.2.  Permitted Disclosures.  (a)  Nothing herein shall prevent the
         ---------------------
Partnership, any Partner, or any employee, agent or consultant of the Partnership or any Partner (the RECEIVING PARTY) from using, disclosing, or authorizing the disclosure of any information it receives in the course of the business of the Partnership which:

       (i) becomes publicly available without default hereunder by the receiving party;

      (ii) is lawfully acquired by the receiving party from a source not under any obligation to the disclosing party regarding disclosure of such information;

     (iii) is in the possession of the receiving party in written or other recorded form at the time of its disclosure hereunder;

      (iv) is non-confidentially disclosed to any third party by or with the permission of the disclosing party; or

       (v) the receiving party believes in good faith to be required to be disclosed by law or by the terms of any listing agreement with a securities exchange, provided that the receiving party consults
                                  --------
             with the other Partners prior to making such disclosure.

   (b) Nothing contained herein shall prevent the receiving party from disclosing any Confidential Information in connection with any corporate transaction (including, without limitation, the issuance of debt or equity, any merger, consolidation, acquisition or disposition of assets, or the formation of a joint venture, partnership or other affiliation) related to the Partnership or any Partner Parent or Affiliate thereof if the receiving party agrees in writing to keep in confidence such Confidential Information in accordance with the terms of this Section 9.2.


                                  ARTICLE 10.
                          DISSOLUTION AND LIQUIDATION
                          ---------------------------

   10.1.  Dissolution Generally.
          ---------------------

   (a) The Partnership will be dissolved on the earliest of (i) an affirmative vote of the Executive Committee; (ii) delivery of the Change of Control Dissolution Notice contemplated by Section 10.1(c); or (iii) 12:00 midnight on the Termination Date (hereinafter defined); provided,
                                                                --------
        however, that the Partnership shall not terminate until its affairs have
        -------
        been wound up and its assets distributed as provided herein (a DISSOLUTION EVENT).

   (b) Without the unanimous written consent of the Partners, each Partner agrees not to withdraw as a Partner or do anything that would otherwise dissolve the Partnership (except as permitted by the terms of Article
        10). Notwithstanding the foregoing, if a General Partner withdraws from the Partnership, upon such withdrawal, (i) the general partner interests in the Partnership of such Partner shall automatically be deemed to become limited partner interests in the Partnership and (ii) such Partner shall have no right to participate in the management of the business and affairs of the

        Partnership, including the right to designate members of the Executive Committee.

   (c)  Changes of Control.  In the event of a Change of Control (hereinafter
        ------------------
        defined) of any General Partner (such Partner, the CHANGE OF CONTROL PARTNER), the other General Partner shall have the right to elect, by notice in writing to all Partners (the CHANGE OF CONTROL DISSOLUTION NOTICE), to cause the Partnership to be dissolved and liquidated in accordance with Section 10.3. Such Change of Control Dissolution Notice shall be given not later than 90 days after the Change of Control, and, if not given within such period, the right to cause a dissolution and liquidation based on such Change of Control will cease. CHANGE OF CONTROL shall be deemed to have occurred when (i) any Person, other than a Partner Parent of such Partner or a Wholly Owned Affiliate of such Partner Parent (an UNAFFILIATED ENTITY), shall acquire (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or a series of related transactions), or otherwise beneficially own 50% or more of the outstanding voting securities of any Partner (or any entity which, directly or indirectly through the ownership of one or more majority-owned successive subsidiary entities, owns more than 50% of the outstanding voting interests in such Partner) (a CONTROL ENTITY) or (ii) the Partner Parents of such Partner shall otherwise cease to beneficially own a majority of the outstanding voting securities of such Partner or any Control Entity of such Partner. Notwithstanding the foregoing, the transactions contemplated by Section
        8.3 shall not constitute a Change of Control hereunder.

   (d) The TERMINATION DATE shall mean December 31, 2014, provided that the Termination Date shall be October 20, 2001 if (i) either Partner elects in its sole discretion in light of business circumstances at that time to terminate the Partnership on that date, and (ii) the Tax Cost (hereinafter defined) associated with such termination would not exceed $100 million. TAX COST shall mean the total amount of Taxes which would be recognized by all Partners as a result of the liquidation of the Partnership in accordance with Section 10.3 hereof immediately after the Termination Date.

   10.2.  Bankruptcy of a General Partner.  If a General Partner suffers an
          -------------------------------
Event of Bankruptcy at such time the bankrupt Partner is the only General Partner, the other Partners may (i) consent in writing to dissolve the Partnership or (ii) within 90 days after such Event of Bankruptcy occurs, agree in writing to continue the business of the Partnership and to appoint, effective as of the date of such Event of Bankruptcy, one or more additional General Partners. In the case of clause (ii), the business of the Partnership shall be carried on by such newly appointed General Partner(s) and the bankrupt Partner shall have its general partnership interest in the Partnership converted into a limited partner interest in the Partnership and continue to be, or become a Limited Partner subject to the provisions of Section 10.2. In the event the remaining Partners fail to make any election pursuant to this Section 10.2, the Partnership shall be dissolved. In the event any General Partner shall become a "debtor" as defined in the United States Bankruptcy Code of 1978, as amended (the BANKRUPTCY CODE) in any case commenced thereunder and at any time during the pendency of such case there shall be appointed (i) a trustee with respect to the bankrupt Partner under Section 701, 702 or 1104 of the Bankruptcy Code (or any successor provisions thereto), or (ii) an examiner having expanded powers beyond those specifically enumerated in Section 1104(b) of the Bankruptcy Code, then the other Partners may, at any time thereafter, so long as such condition exists, elect to dissolve the Partnership, in which event the affairs of the Partnership shall be wound up as provided in this Article 10.

        10.3.  Liquidation.
               -----------

  (a) Upon dissolution of the Partnership, the Partner selected by the Executive Committee shall be the liquidator of the Partnership (the LIQUIDATING PARTNER). The Liquidating Partner shall be entitled to receive such compensation for its services as may be approved by the Executive Committee. The Liquidating Partner shall not resign at any time without fifteen days' prior written notice and may be removed only by a decision of the Executive Committee. Upon dissolution, resignation, or removal of the Liquidating Partner, a successor and substitute Liquidating Partner (who shall have and succeed to all rights, powers, and obligations of the original Liquidating Partner) shall, within thirty days thereafter, be approved by the Executive Committee. Except as expressly provided in this Article 10, the Liquidating Partner approved in the manner provided herein shall have and may exercise, without further authorization or approval of the Executive Committee or any Partner, all of the powers conferred upon the Tax Matters Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent appropriate or necessary in the good faith judgment of the Liquidating Partner to carry out the duties and functions of the Liquidating Partner hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Partner to complete the winding-up and liquidation of the

        Partnership as provided for herein. Prior to any distribution, the Capital Accounts of the Partners shall be adjusted pursuant to Article 6 to reflect their respective distributive shares of the income, gain, loss and deduction of the Partnership up through and including the date of distribution (including any income, gain, loss, and deduction that arises by reason of the adjustment of the Agreed Values of Partnership assets that occurs by reason of the dissolution). The Liquidating Partner shall, subject to providing adequate reserves for the payment of amounts payable under Section 10.3(a)(i) hereof, implement the definitive liquidation plan described in Section 10.3(e) and shall distribute assets among the Partners as contemplated thereby (with the Agreed Value being debited against such Partner's Capital Account balance), provided that no Partner may receive an amount in excess of
                  --------
        its positive Capital Account balance. If any assets still remain in the Partnership, the Liquidating Partner shall liquidate such assets and apply and distribute the proceeds of such liquidation in the following order and priority, to the maximum extent permitted by law:

        (i) First, to creditors of the Partnership (including Partners to the extent permitted by law) in satisfaction of the Partnership's known debts and liabilities (whether by payment or the making of provision for the known amount thereof); and

        (ii) Second, to the Partners, in proportion to and to the extent of the positive balances in their respective Capital Accounts appropriately adjusted as set forth above.

  (b) On or before December 31, 2013, unless a Partner has elected to cause the Termination Date to be October 20, 2001, in which case on or before October 20, 2000, or on or before the 30th day after an event described in Section 10.1(a)(i) or (ii) or any other event of dissolution, each General Partner shall submit a proposed plan of liquidation of the Partnership (a LIQUIDATING PROPOSAL) to the Executive Committee. The Liquidating Proposals shall provide for distributions to Partners of the Partnership's assets, in kind, in proportion to and to the extent of the respective balances in their Capital Accounts adjusted as provided in
        Section 10.3(a)(ii). Subject to the foregoing, a Liquidating Proposal shall also take into account the following considerations (with the matters described in clause (i) and (ii)(E) on the one hand and clauses
        (ii)(A), (B) and (C) on the other hand, being given equal weight):

        (i) To the extent practicable, the Liquidating Proposal shall be designed to minimize the imposition of taxes upon the Partners (and may, to that end, provide for the continuation of certain operations) and to provide for a distribution of Section 751 property on a pro rata basis.

        (ii) The proposed allocation of PCS Licenses and related properties (including equity interests in entities owned by the Partnership) among the Partners shall be developed with a view to achieving the following objectives:

             (A) Each Partner shall receive PCS Licenses covering geographical areas which, in the aggregate, contain an approximately equal number of natural persons in the service area;

             (B) Each PCS License shall be distributed to the Partner, if any, which holds other wireless telecommunications businesses that are contiguous to or would otherwise have geographical synergy with such PCS License;

             (C) PCS Licenses concentrated in a particular geographic area shall be distributed to a single Partner;

             (D) The indirect joint ownership of a PCS License by the Partnership and a Designated Entity and the terms of such relationship shall be taken into account in determining the relative value of such interest; and

             (E) The amount of any cash payment needed to offset the receipt by a Partner of PCS Licenses and related assets and liabilities having a fair market value greater than such Partner's proportionate share of the positive Capital Account balances of the Partners shall be minimized, and to that end, the proposed allocation may provide for the continuation of certain operations in joint venture or partnership form.

  (c) The Executive Committee shall consider each Liquidating Proposal in good faith and shall adopt a plan of liquidation of the Partnership by unanimous vote within twenty days of receiving the Liquidating Proposals. If the Executive Committee is unable to agree upon a mutually satisfactory plan of liquidation, each of the General Partners shall first refer the matter to the chief executive officer of the respective Partner Parent designated by each such General Partner for resolution by unanimous vote of such chief executive officers. If such officers are unable to resolve the dispute within 20 days after the matter has been referred to them, they shall refer the matter to arbitration in accordance with paragraph (d) below.


  (d) Not later than 10 days following the failure of the designated chief executive officers of the Partner Parents to agree upon a plan of liquidation, the issue shall be submitted to arbitration by a single arbitrator under the direction of the American Arbitration Association. The situs of the arbitration shall be Chicago, Illinois. The arbitrator shall be selected by the General Partners and shall be familiar with the PCS and cellular industries. If the General Partners cannot agree on the arbitrator within 10 days of the submission of the dispute to arbitration, an arbitrator with such qualifications shall be named by the American Arbitration Association within 10 days thereafter. Each of the Liquidating Proposals submitted by the General Partners to the Executive Committee pursuant to Section 10.3(c) above shall be presented to the arbitrator. Within 45 days of the submission of the Liquidating Proposals to arbitration, the arbitrator shall select the Liquidating Proposal that the arbitrator determines best satisfies the criteria set forth in Sections 10.3(b)(i) and 10.3(b)(ii) above. The arbitrator must select one such Liquidating Proposal in its entirety, without incorporating terms from any other Liquidating Proposal or varying, modifying or otherwise altering the terms of the Liquidating Proposal in any way. The arbitrator shall have no right to include or decide issues other than the selection of a Liquidating Proposal and the Agreed Values of any asset to be distributed. The decision of the arbitrator shall be final, unappealable and legally binding and the Partnership shall promptly implement the Liquidating Proposal selected by the arbitrator. Except as specified herein, the then existing Commercial Arbitration Rules of the American Arbitration Association shall govern the conduct of the arbitration.

  (e) After a definitive plan of liquidation pursuant to this Section 10.3 has been approved, the Executive Committee and each Partner and its Affiliates shall promptly seek all necessary regulatory and other approvals and shall take all other necessary actions to effect such plan of liquidation.

        10.4.  Distribution in Trust.  Notwithstanding the provisions of Section
               ---------------------
   10.3 requiring the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, in the discretion of the Executive Committee, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to Section 10.3(a)(ii) hereof may be:

   (a) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Executive Committee, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement; or

   (b) withheld to provide a reasonable reserve of Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

   In exercising its rights under this Section 10.4, the Executive Committee must comply with the liquidating distribution timing requirements of Section
10.6 hereof. By way of clarification, for purposes of determining the Partners' respective shares of income, gain, loss, and deduction of the Partnership for the taxable year of the Partnership in which the distribution in liquidation occurs and of adjusting the Capital Accounts of the Partners therefor in accordance with Section 10.3 and Article 6, the definitions herein of "Agreed Value" and "Profits" and "Losses" require that Partnership assets to be distributed to the trust referred to in clause (a) above or to the Partners in accordance with Section 10.3 hereof shall be considered to have been first sold at their fair market values (taking Code Section 7701(g) into account) and the Profits or Losses deemed realized therefrom shall be allocated among the Partners as if an actual sale had occurred, and the Capital Accounts of the Partners shall be adjusted to reflect such allocation in accordance with Article
6. The fair market value of any property distributed to such trust shall be the value determined by the Executive Committee.

   10.5.  Rights of Partners.  Except as otherwise provided in this Agreement,
          ------------------
each Partner shall look solely to the assets of the Partnership for the return of its capital contributions and shall have no right or power to demand or receive property other than cash from the Partnership. No Partner shall have priority over any other Partner as to the return of his capital contributions, distributions, or allocations except as provided in this Agreement.

   10.6.  Compliance with Timing Requirements of Regulations.  In the event that
          --------------------------------------------------
the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), then distributions shall be made pursuant to Section 10.3 to the
            -
Partners who have positive Capital Accounts in compliance with the timing requirements of Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has
                                                      -  -
a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3).
                                                                         -  -

   10.7.  Non-Dissolving Code Section 708(b) Terminations.  Notwithstanding any
          -----------------------------------------------
other provision of this Article 10, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no
                                                                       -
Dissolution Event has occurred, the Partnership's assets shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the assets of the Partnership in kind to the Partners, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their Capital Accounts and if any Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all fiscal years, including the fiscal year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulation Section 1.704-1(b)(2(ii)(b)(3). Immediately thereafter the Partners shall be deemed to have
           -  -
recontributed such assets in kind to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

   10.8.  Allocations during the Period of Liquidation.  Until the date on which
          --------------------------------------------
all of the assets of the Partnership have been distributed to the Partners pursuant to Section 10.3 hereof, the Partners shall continue to share Profits, Losses and other items of Partnership income, gain, deduction and loss as provided in Article 6 hereof.

                                  ARTICLE 11.
                            MISCELLANEOUS PROVISIONS
                            ------------------------

   11.1.  Further Assurances.  From and after the date of execution and delivery
          ------------------
of this Agreement, the Partners shall execute and deliver such further documents and instruments and shall do such further acts and things as any Partner may reasonably request in order to effectuate the transactions contemplated by this Agreement. The Partners shall cooperate and assist one another in the performance of the provisions of this Agreement and shall take such steps as are reasonably necessary to allow another party to this Agreement to discharge its obligations under this Agreement.

   11.2.  Assignment.  No Partner may assign or otherwise transfer, including,
          ----------
without limitation, by operation of law, this Agreement or any of its rights or obligations hereunder except in accordance with the provisions of Articles 8 and
10. Subject to the foregoing, this Agreement shall be binding upon the Partners, their legal representatives, successors and assigns.

   11.3.  Breach; Equitable Relief.  The Partners acknowledge that the rights of
          ------------------------
the Partners described in this Agreement are unique and that money damages alone for breach of this Agreement would not constitute an adequate remedy. Any Partner aggrieved by a breach of the provisions hereof may bring an action at law or suit in equity to obtain redress, including without limitation specific performance, injunctive relief or any other available equitable remedy. Time and strict performance are of the essence in this Agreement.

   11.4.  Amendment.  No amendment to this Agreement shall be valid unless such
          ---------
amendment is in writing and is signed by authorized representatives of the parties hereto.

   11.5.  Waiver.  Any of the terms and conditions of this Agreement may be
          ------
waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or of any other provision hereof.

   11.6.  Severability.  In the event that any provision of this Agreement shall
          ------------
be held invalid, illegal or unenforceable in any circumstance, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

   11.7.  Construction.  None of the provisions of this Agreement shall be for
          ------------
the benefit of or enforceable by any third party; provided, however, that Mandatory Indemnitees shall have the right to enforce the indemnification provisions of Section 5.2 as such provisions apply to them. No third party, including without limitation any creditor or employee of the Partnership, shall have any rights against the Partners or any of their Affiliates, successors or assigns by reason of or under this Agreement.

   11.8.  Governing Law; Arbitration.
          --------------------------

   (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

   (b) Each Partner hereby irrevocably appoints The Corporation Trust Company, at its office in Wilmington, Delaware, United States of America, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising in connection with this Agreement and upon whom such process may be served, with the same effect as if such party were a resident of the State of Delaware and had been lawfully served with such process in such jurisdiction, and waives all claim of error by reason of such service; provided that in the case of any service upon such agent and attorney,
        --------
        the party effecting such service shall also deliver a copy thereof to the other party at the address and in the manner specified in Section
        11.12. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney in Wilmington, Delaware, reasonably satisfactory to the other party, with like powers.

   (c) Each Partner hereby acknowledges that this Agreement is subject to the Arbitration Agreement of the Partners which is being entered into of even date herewith, and the Arbitration Agreement will govern the resolution of disputes relating to this Agreement in accordance with its terms. Each Additional Partner or substitute Partner shall execute the Arbitration Agreement or a counterpart to the Arbitration Agreement on or prior to its admission to the Partnership.

   11.9.  Attorneys' Fees.  If suit or action is filed by any Partner to enforce
          ---------------
the provisions of this Agreement, or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees as fixed by the trial court and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court. For purposes of this

Agreement, the term prevailing party shall be deemed to include a Partner that successfully opposes a petition for review filed with an appellate court.

   11.10.  MFJ Compliance.
           --------------

   11.10.1. Each of BAC, NYN and USW (the "BOC Participants") and their respective BOC affiliates in Cellco and WMC agree that they will pursue, in conjunction with the Regional Bell Operating Companies ("BOCs") within the meaning of the MFJ, the "Motion of the Bell Companies for a Modification of
Section II of the Decree to Permit Them to Provide Cellular and Other Wireless Services Across LATA Boundaries," filed with the Decree Court on June 20, 1994. If the Decree Court were to deny the BOCs' motion or if the Decree Court or Department of Justice were to take the position that the relief requested in the motion does not apply to PCS Service, the BOC Participants will request a waiver for the benefit of the Partnership that would enable the Partnership to conduct the Partnership Business free of restrictions on BOCs in the MFJ. In addition, the BOC Participants will request a waiver for the benefit of the Partnership if the waiver is: (a) to permit the Partnership to offer the same services as those set forth in any waiver request which such BOC Participant or an affiliate has pending or which such BOC Participant ,any of its affiliates, or any BOC has obtained for its cellular or PCS businesses, including businesses incidental thereto; (b) based on the same relevant facts as those set forth in any such waiver such BOC Participant, an affiliate thereof or a BOC has pending or has obtained, as the case may be, and (c) with respect to the Partnership, within the scope of the Partnership Business. Except as described above, neither any such BOC Participant nor any affiliate shall be obliged to request any waiver for the benefit of the Partnership.

   11.10.2. Unless and until the (1) Decree Court or (2) the Department of Justice shall issue a written opinion, or (3) USW, BAC and NYN shall unanimously agree that the MFJ does not apply to the Partnership, the Partnership will conform to the requirements and prohibitions of the MFJ. As long as a BOC Participant holds any ownership interest in the Partnership, the Partnership will not engage in any MFJ Restricted Activities. ATI or any Affiliate thereof will have the option to engage in MFJ Restricted Activities, specifically including the provision of interexchange (interLATA) telecommunications services (it being understood that such services may be provided by the Partnership if it is thereafter permitted to do so) and engage in any business practice and enter into any transaction in which the Partnership does not engage by reason of the MFJ. ATI shall not be deemed to be engaged in or possessing any interest in a business venture in violation of Article 3 hereof or Section 7.4 of the Tomcom Partnership Agreement solely as a result of the nature of the business being an MFJ Restricted Activity. Except as provided in the preceding sentence, the provisions of this Section 11.10 shall take precedence, in the event of any conflict, over any other provision of this Agreement.

   11.10.3. Unless and until the Decree Court, the Department of Justice, or USW's CECO Decree Committee shall issue a written opinion that the CECO does not apply to the Partnership, the Partnership will conform to the requirements and prohibitions of the CECO. Unless and until the Decree Court, the Department of Justice, or USW's MFJ Compliance Committee shall issue a written opinion that the EO does not apply to the Partnership, the Partnership will conform to the requirements and prohibitions of the EO. In conforming to the requirements and prohibitions of the CECO and EO, the Partnership will utilize the procedures established by USW for compliance with them. At the request of the Partnership, USW will provide training, instruction and assistance to the Partnership in matters associated with CECO and EO compliance.

   11.10.4. If, at any time, a third party raises legitimate concerns regarding whether as a result of the transactions arising out of this Agreement and the Tomcom Partnership Agreement ATI or Systems in which it has an ownership interest can lawfully engage in MFJ Restricted Activities, or if a third party or USW's CECO Decree Committee raises legitimate concerns regarding whether, in light of the activities of the Partnership and ATI, the BOC Participants are in compliance with the MFJ (collectively, "MFJ Concerns"), the parties agree:

   (a) except in the circumstances set forth in (iii) below, that ATI and/or the Partnership shall have the right to continue the activities giving rise to the MFJ Concerns;

   (b) to restructure the relationships among them and their respective properties to the minimum extent necessary to satisfy the MFJ Concerns while preserving, to the fullest extent possible, the intent of the parties regarding the Partnership. The obligation to restructure shall arise when (A) counsel for any Partner Parent believes that an MFJ Concern is well founded, (B) USW's CECO Decree Committee or similar committee representing another BOC Participant determines that an activity of the Partnership or ATI has or will put USW or such BOC Participant in violation of the MFJ, or (C) ATI determines that in light of the activities of the Partnership that the right of ATI or Systems in which it has an ownership interest to lawfully engage in MFJ Restricted Activities is subject to a well founded challenge under the MFJ and (in any such case) outside counsel for any Partner Parent issues a written opinion that the MFJ Concern cannot be cured without restructuring. In the event the obligation to restructure arises pursuant to the preceding sentence, the Partners shall attempt to determine the manner of restructuring which best gives effect to the first sentence of this clause (ii). If the Partners reach agreement on a proposal, they will present it to the Partner Parents and then, if the Partner Parents approve that proposal, to the Partnership Committee. If the Partner Parents are unable to agree on a restructuring proposal, each of them will present its proposal to USW's CECO Decree Committee; the Partner Parents will then present to the Partnership Committee any of the proposals the CECO Decree Committee has approved. The Partners will implement a restructuring proposal only upon the unanimous vote of the Partnership Committee. If the Partnership Committee does not unanimously approve any restructuring proposal, the Partner Parents shall resolve the manner of restructuring by the procedure described in paragraph 2.6(d)(i) of the Tomcom Agreement (provided that the 40-day period set forth therein for
                   --------
        referral of disputes to the Independent Member shall be a 30-day period); and

   (c) If despite their best efforts, the Partners fail to reach agreement on and implement a restructuring proposal pursuant to (ii) above, and if a Partner Parent has received either:

        (i) an opinion from the Decree Court that activities giving rise to the MFJ Concerns have put a Partner Parent in violation of the MFJ; or

        (ii) a written statement from the Department of Justice that such activities have put a BOC Partner Parent in violation of the MFJ, and either counsel for any one of the BOC Participants agrees, or USW's CECO Decree Committee or any committee established by another BOC Participant for purposes of reviewing MFJ issues has determined, that there is a reasonable factual and legal basis for such an opinion from the Department of Justice;

then, ATI, its Cellular and PCS Systems and/or the Partnership will stop the activities giving rise to the MFJ Concerns until such time as implementation of a restructuring proposal pursuant to (ii) above permits the resumption of such activities.

   11.10.5. Subject to compliance with the MFJ by the Partnership in connection therewith, and subject to the restrictions set forth in Section 7.4 of the Tomcom Partnership Agreement, ATI or any Affiliate thereof will have the option to engage in MFJ Restricted Activities, specifically including the provision of interexchange (interLATA) telecommunications services and engage in any business practice and enter into any transaction in which the Partnership does not engage by reason of the MFJ. Except as provided in the preceding sentence, the provisions of this Section 11.10 shall take precedence, in the event of any conflict, over any other provision of this Agreement.

   11.11.  Availability of Documents.  The Partners and their Affiliates will
           -------------------------
make available to the Partnership true and complete copies of any and all documents necessary for the Partnership to fulfill its responsibilities under this Agreement or applicable law.

   11.12.  Notices.  Any notice or notification required, permitted or
           -------
contemplated hereunder shall be in writing, shall be addressed to the party to be notified at the address set forth below, or at such other address as each party may designate for itself from time to time by notice hereunder, and, unless otherwise specifically stated herein, shall be deemed to have been validly served, given or delivered (i) three days following deposit in the United States mail, with proper first-class postage prepaid, (ii) the next business day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory to such carrier, made for the payment of such fees, or (iii) upon receipt of notice given by telecopy, mailgram, telegram, or personal delivery if such receipt is during normal business hours, or if not received during normal business hours, on the next business day following receipt:

        If to PCSCO:

             NYNEX Mobile Communications Company
             2000 Corporate Drive
             Orangeburg, New York  10962
             Attn.:  Alfred F. Boschulte, President
             Telecopy No.:  (914) 365-9046

             and

             Bell Atlantic Corporation
             1717 Arch Street
             Philadelphia, Pennsylvania  19103
             Attn.:  Lawrence T. Babbio, Jr.
                     Executive Vice President and Chief
                     Operating Officer
             Telecopy No.:  (215) 557-7214

        With copies to:

             NYNEX Network Systems Company
             4 West Red Oak Lane
             White Plains, New York  10604
             Attn.:  Senior Vice President and General Counsel
             Telecopy No.:  (914) 644-7966

             and

             Bell Atlantic Corporation
             1717 Arch Street
             Philadelphia, Pennsylvania  19103
             Attn.:  Stephen B. Heimann
             Telecopy No.:  (215) 561-9568


        If to PCSN:

             Airtouch Communications
             2999 Oak Road
             Walnut Creek, California  94596
             Attn.:  C. Lee Cox, President and Chief
                     Operating Officer
             Telecopy No.:  (510) 210-3599

             and

             U S West, Inc.
             7800 East Orchard Road
             Englewood, Colorado  80111
             Attn.:  President
             Telecopy No.:  (303) 793-6294

        With copies to:

             Airtouch Communications
             425 Market Street
             San Francisco, California  94105
             Attn.:  Senior Vice President-Legal and
                     External Affairs
             Telecopy No.  (415) 658-2298

             and

             Pillsbury Madison & Sutro
             235 Montgomery Street
             San Francisco, California  94104
             Attn.:  Nathaniel M. Cartmell III, Esq.
             Telecopy No.:  (415) 477-4816

             and

             U S West, Inc.
             7800 East Orchard Road
             Englewood, Colorado  80111
             Attn.:  General Counsel
             Telecopy No.:  (303) 793-6294

   11.13.  Headings and Section References.  The headings of the Articles and
           -------------------------------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All references herein to articles, sections, schedules and exhibits, unless otherwise specified, are references to articles and sections of, and schedules and exhibits to, this Agreement.

   11.14.  Entire Agreement.  This Agreement supersedes all prior agreements and
           ----------------
all contemporaneous agreements not required hereby or expressly referred to herein and all representations, warranties, undertakings and understandings of and among the parties with respect to the same subject and, with the other agreements required hereby or expressly referred to herein, is the entire agreement of the parties as to such subject. All exhibits and schedules referred to herein, and all attachments to such exhibits or schedules, and any other attachments to this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

   11.15.  Disclaimer of Agency, etc.  This Agreement does not create any
           --------------------------
partnership beyond the scope set forth herein, and except as otherwise expressly provided herein and under mandatory provisions of applicable law, this Agreement shall not constitute any Partner the legal representative or agent of any other, nor shall either Partner have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of or on behalf of any other Partner.

   11.16.  Publicity.  No press release or other public announcement related to
           ---------
this Agreement or the Partnership or the transactions contemplated hereby shall be issued by any Partner without the prior approval of the Executive Committee, except that any Partner or Partner Parent may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case such Partner shall consult with the

Executive Committee prior to making such disclosure).

   11.17.  Tax Matters Partner.  Except as provided in Section 6.5.4 with
           -------------------
respect to elections under Section 754 of the Code, in any case where responsibility is granted to the Tax Matters Partner to make any election or determination or to take any other action which in the reasonable judgment of the Tax Matters Partner could have a material adverse economic impact on any other Partner, the Tax Matters Partner shall notify such other Partners within fifteen days preceding the time such action is to be taken. If any of the other Partners disagree with the proposed action, responsibility for the matter shall be given to the Executive Committee.

   11.18.  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, and all such counterparts shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the Partners have executed this Agreement the day and year first above written.



                       PCSCO PARTNERSHIP

                       By:  Bell Atlantic Personal
                            Communications, Inc., General Partner



                            By:  _______________________________
                                 Name:  Lawrence T. Babbio, Jr.
                                 Title: Chairman

                       and

                       By:  NYNEX PCS, Inc., General Partner



                            By:  ______________________________
                                 Name:  Alfred F. Boschulte
                                 Title: Chairman


                       PCS NUCLEUS, L.P.

                       By:  AirTouch Communications,
                            General Partner



                            By:  _______________________________
                                 Name:  Arun Sarin
                                 Title: Senior Vice President -
                                        Corporate Strategy/
                                        Development and Human
                                        Resources

                       and

                       By:  U S West, Inc.,
                            General Partner



                            By:  _______________________________
                                 Name:  Charles M. Lillis
                                 Title: Executive Vice President

                                                                      SCHEDULE I
                                                                      ----------



                           CASH           TYPE OF     PERCENTAGE
NAME OF                CONTRIBUTION     PARTNERSHIP    INTEREST
PARTNER               AND SPECIFIED      INTEREST
                      ACCOUNT VALUE


PCSCO Partnership    $2,000.00          General       20%

                     $3,000.00          Limited       30%



PCS Nucleus, L.P.    $2,000.00          General       20%

                     $3,000.00          Limited       30%
